Exhibit 2

================================================================================





                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                     RAILWORKS TRANSIT VEHICLE GROUP, INC.,


                             RAILWORKS CORPORATION,


                                 AAI CORPORATION


                                       AND


                          UNITED INDUSTRIAL CORPORATION


                          DATED AS OF SEPTEMBER 5, 2000






================================================================================

                                TABLE OF CONTENTS
Article I DEFINITIONS..........................................................................1
---------------------

    SECTION 1.01     CERTAIN DEFINED TERMS.....................................................1
    ------------     ----------------------
    SECTION 1.02     OTHER DEFINITIONAL PROVISIONS.............................................9
    ------------     ------------------------------
    SECTION 1.03     CAPTIONS.................................................................10
    ------------     ---------
    SECTION 1.04     SUBSIDIARIES.............................................................10
    ------------     -------------

Article II SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING....................10
--------------------------------------------------------------------------

    SECTION 2.01     TRANSFER OF ASSETS.......................................................10
    ------------     -------------------
    SECTION 2.02     EXCLUDED ASSETS..........................................................12
    ------------     ----------------
    SECTION 2.03     ASSUMPTION OF LIABILITIES................................................12
    ------------     --------------------------
    SECTION 2.04     EXCLUDED LIABILITIES.....................................................13
    ------------     ---------------------
    SECTION 2.05     PURCHASE PRICE...........................................................14
    ------------     ---------------
    SECTION 2.06     ALLOCATION OF PURCHASE PRICE.............................................14
    ------------     -----------------------------
    SECTION 2.07     TRANSFER TAXES...........................................................15
    ------------     ---------------
    SECTION 2.08     CLOSING..................................................................15
    ------------     --------
    SECTION 2.09     BULK SALES COMPLIANCE....................................................15
    ------------     ----------------------
    SECTION 2.10     PURCHASE PRICE ADJUSTMENT................................................15
    ------------     --------------------------

Article III REPRESENTATIONS AND WARRANTIES OF UIC AND SELLER..................................16
------------------------------------------------------------

    SECTION 3.01     POWER OF UIC AND SELLER..................................................16
    ------------     ------------------------
    SECTION 3.02     OWNERSHIP AND STATUS OF INTEREST IN SELLER...............................16
    ------------     -------------------------------------------
    SECTION 3.03     NO CONFLICTS OR LITIGATION...............................................16
    ------------     ---------------------------
    SECTION 3.04     CONTROL OF RELATED BUSINESSES............................................17
    ------------     ------------------------------

Article IV REPRESENTATIONS AND WARRANTIES CONCERNING the business.............................17
-----------------------------------------------------------------

    SECTION 4.01     QUALIFICATION............................................................17
    ------------     --------------
    SECTION 4.02     REQUIRED GOVERNMENTAL CONSENTS...........................................17
    ------------     -------------------------------
    SECTION 4.03     CHARTER DOCUMENTS AND RECORDS; NO VIOLATION..............................18
    ------------     --------------------------------------------
    SECTION 4.04     NO DEFAULTS..............................................................18
    ------------     ------------
    SECTION 4.05     SELLER SUBSIDIARIES......................................................18
    ------------     --------------------
    SECTION 4.06     PREDECESSOR STATUS; ETC..................................................18
    ------------     ------------------------
    SECTION 4.07     RELATED PARTY AGREEMENTS.................................................18
    ------------     -------------------------
    SECTION 4.08     LITIGATION...............................................................19
    ------------     -----------
    SECTION 4.09     CUSTOMER CONTRACTS.......................................................19
    ------------     -------------------
    SECTION 4.10     COMPLIANCE WITH LAWS; PERMITS............................................19
    ------------     ------------------------------
    SECTION 4.11     CERTAIN ENVIRONMENTAL MATTERS............................................20
    ------------     ------------------------------
    SECTION 4.12     OWNERSHIP OF PURCHASED ASSETS............................................22
    ------------     ------------------------------
    SECTION 4.13     FINANCIAL STATEMENTS; DISCLOSURE.........................................22
    ------------     ---------------------------------
    SECTION 4.14     ABSENCE OF UNDISCLOSED LIABILITIES.......................................23
    ------------     -----------------------------------
    SECTION 4.15     ADEQUACY OF THE PURCHASED ASSETS.........................................23
    ------------     ---------------------------------
    SECTION 4.16     RECEIVABLES..............................................................23
    ------------     ------------
    SECTION 4.17     OWNED AND LEASED REAL PROPERTIES.........................................23
    ------------     ---------------------------------
    SECTION 4.18     OWNED AND LEASED TRANSFERABLE PROPERTY, PLANT AND EQUIPMENT..............24
    ------------     ------------------------------------------------------------

                                       i

    SECTION 4.19     PROPRIETARY RIGHTS.......................................................24
    ------------     -------------------
    SECTION 4.20     COMMITMENTS..............................................................25
    ------------     ------------
    SECTION 4.21     CAPITAL EXPENDITURES.....................................................27
    ------------     ---------------------
    SECTION 4.22     INSURANCE................................................................27
    ------------     ----------
    SECTION 4.23     EMPLOYEE MATTERS.........................................................27
    ------------     -----------------
    SECTION 4.24     COMPLIANCE WITH ERISA, ETC...............................................29
    ------------     ---------------------------
    SECTION 4.25     TAXES....................................................................29
    ------------     ------
    SECTION 4.26     ABSENCE OF CHANGES.......................................................29
    ------------     -------------------
    SECTION 4.27     PRODUCT QUALITY, WARRANTY CLAIMS, PRODUCT LIABILITY......................31
    ------------     ----------------------------------------------------
    SECTION 4.28     EXISTING PROJECT CONTRACTS...............................................31
    ------------     ---------------------------

Article V REPRESENTATIONS AND WARRANTIES OF RW AND BUYER......................................31
--------------------------------------------------------

    SECTION 5.01     ORGANIZATION, POWER......................................................31
    ------------     --------------------
    SECTION 5.02     AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; CONSENTS............32
    ------------     --------------------------------------------------------------
    SECTION 5.03     NO DEFAULTS..............................................................33
    ------------     ------------
    SECTION 5.04     COMPLIANCE WITH LAWS; NO LITIGATION......................................33
    ------------     ------------------------------------
    SECTION 5.05     EVALUATION OF THE BUSINESS AND SOURCES OF INFORMATION....................33
    ------------     ------------------------------------------------------

Article VI COVENANTS EXTENDING TO THE CLOSING DATE............................................33
--------------------------------------------------

    SECTION 6.01     HSR ACT MATTERS..........................................................33
    ------------     ----------------
    SECTION 6.02     ACCESS AND COOPERATION; DUE DILIGENCE....................................34
    ------------     --------------------------------------
    SECTION 6.03     CONDUCT OF BUSINESS PENDING CLOSING......................................34
    ------------     ------------------------------------
    SECTION 6.04     PROHIBITED ACTIVITIES....................................................35
    ------------     ----------------------
    SECTION 6.05     NO SHOP..................................................................36
    ------------     --------
    SECTION 6.06     NOTIFICATION OF CERTAIN MATTERS..........................................36
    ------------     --------------------------------
    SECTION 6.07     SUPPLEMENTAL INFORMATION.................................................37
    ------------     -------------------------
    SECTION 6.08     WMATA BREDA REHABILITATION PROGRAM.......................................37
    ------------     -----------------------------------
    SECTION 6.09     ACCESS TO EMPLOYEES......................................................38
    ------------     --------------------
    SECTION 6.10     EMPLOYEES................................................................38
    ------------     ----------
    SECTION 6.11     PRELIMINARY CLOSING SCHEDULE.............................................39
    ------------     -----------------------------
    SECTION 6.12     EQUIPMENT LEASE..........................................................39
    ------------     ----------------
    SECTION 6.13     CERTAIN AGREEMENTS WITH RELATED PARTIES..................................39
    ------------     ----------------------------------------

Article VII CONDITIONS TO CLOSING.............................................................40
---------------------------------

    SECTION 7.01     CONDITIONS TO THE OBLIGATIONS OF EACH PARTY..............................40
    ------------     --------------------------------------------
    SECTION 7.02     CONDITIONS TO THE OBLIGATIONS OF SELLER AND UIC..........................40
    ------------     ------------------------------------------------
    SECTION 7.03     CONDITIONS TO THE OBLIGATIONS OF RW AND BUYER............................42
    ------------     ----------------------------------------------

Article VIII COVENANTS FOLLOWING THE CLOSING..................................................43
--------------------------------------------

    SECTION 8.01     BOOKS AND RECORDS, TAX FILINGS...........................................43
    ------------     ------------------------------
    SECTION 8.02     FINAL CLOSING SCHEDULE...................................................44
    ------------     -----------------------
    SECTION 8.03     NAME CHANGE..............................................................44
    ------------     ------------
    SECTION 8.04     COLLECTION OF ACCOUNTS RECEIVABLE........................................45
    ------------     ----------------------------------
    SECTION 8.05     SUBROGATION OF BUYER.....................................................45
    ------------     ---------------------
    SECTION 8.06     FURTHER ASSURANCES.......................................................45
    ------------     -------------------
    SECTION 8.07     TRANSITIONAL SERVICES....................................................45
    ------------     ----------------------

                                       ii

Article IX INDEMNIFICATION....................................................................46
--------------------------

    SECTION 9.01     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................46
    ------------     -------------------------------------------
    SECTION 9.02     INDEMNIFICATION OF RW INDEMNIFIED PARTIES................................46
    ------------     ------------------------------------------
    SECTION 9.03     INDEMNIFICATION OF SELLER INDEMNIFIED PARTIES............................47
    ------------     ----------------------------------------------
    SECTION 9.04     CONDITIONS OF INDEMNIFICATION............................................47
    ------------     ------------------------------
    SECTION 9.05     REMEDIES NOT EXCLUSIVE...................................................49
    ------------     -----------------------
    SECTION 9.06     LIMITATIONS ON INDEMNIFICATION...........................................49
    ------------     -------------------------------

Article X LIMITATIONS ON COMPETITION..........................................................50
------------------------------------

    SECTION 10.01    DEFINITIONS..............................................................50
    -------------    ------------
    SECTION 10.02    TRADE NAME AND NON-PUBLIC INFORMATION....................................51
    -------------    --------------------------------------
    SECTION 10.03    NON-COMPETITION..........................................................52
    -------------    ----------------
    SECTION 10.04    NON-SOLICITATION.........................................................52
    -------------    -----------------
    SECTION 10.05    DAMAGES..................................................................52
    -------------    --------
    SECTION 10.06    REASONABLE RESTRAINT.....................................................52
    -------------    ---------------------
    SECTION 10.07    SEVERABILITY; REFORMATION................................................53
    -------------    --------------------------
    SECTION 10.08    INDEPENDENT COVENANT.....................................................53
    -------------    ---------------------
    SECTION 10.09    MATERIALITY..............................................................53
    -------------    ------------

Article XI GENERAL PROVISIONS.................................................................53
-----------------------------

    SECTION 11.01    TREATMENT OF CONFIDENTIAL INFORMATION....................................53
    -------------    --------------------------------------
    SECTION 11.02    BROKERS AND AGENTS.......................................................54
    -------------    -------------------
    SECTION 11.03    ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.................................54
    -------------    -----------------------------------------
    SECTION 11.04    ENTIRE AGREEMENT; AMENDMENT; WAIVERS.....................................55
    -------------    -------------------------------------
    SECTION 11.05    COUNTERPARTS.............................................................55
    -------------    -------------
    SECTION 11.06    EXPENSES.................................................................55
    -------------    ---------
    SECTION 11.07    NOTICES..................................................................55
    -------------    --------
    SECTION 11.08    GOVERNING LAW............................................................56
    -------------    --------------
    SECTION 11.09    EXERCISE OF RIGHTS AND REMEDIES..........................................57
    -------------    --------------------------------
    SECTION 11.10    REFORMATION AND SEVERABILITY.............................................57
    -------------    -----------------------------
    SECTION 11.11    REMEDIES CUMULATIVE......................................................57
    -------------    --------------------

Article XII TERMINATION PROVISIONS............................................................57
-----------------------------------

    SECTION 12.01    TERMINATION OF AGREEMENT.................................................57
    -------------    -------------------------

                                    SCHEDULES

SCHEDULE 1.01 - ADJUSTED INTERIM BALANCE SHEET
SCHEDULE 2.02 - MATERIAL ASSETS OF THE BUSINESS PRIMARILY USED BY OTHER
  DIVISIONS
SCHEDULE 2.03(c) - SURETY AND BONDING OBLIGATIONS
SCHEDULE 2.06 - ALLOCATION OF PURCHASE PRICE
SCHEDULE 3.03 - DEFAULTS UNDER OTHER AGREEMENTS
SCHEDULE 3.04 - CONTROL OF RELATED BUSINESSES
SCHEDULE 4.01 - QUALIFICATION
SCHEDULE 4.05 - SELLER SUBSIDIARIES
SCHEDULE 4.06 - PREDECESSOR STATUS
SCHEDULE 4.07 - RELATED PARTY AGREEMENTS
SCHEDULE 4.08 - LITIGATION
SCHEDULE 4.09 - CUSTOMER CONTRACTS
SCHEDULE 4.10 - COMPLIANCE WITH LAWS; PERMITS
SCHEDULE 4.11 - ENVIRONMENTAL MATTERS
SCHEDULE 4.12 - OWNERSHIP OF PURCHASED ASSETS
SCHEDULE 4.13 - FINANCIAL STATEMENTS; DISCLOSURE
SCHEDULE 4.14 - UNDISCLOSED LIABILITIES
SCHEDULE 4.15 - ADEQUACY OF PURCHASED ASSETS
SCHEDULE 4.16 - RECEIVABLES
SCHEDULE 4.17(a) - OWNED AND LEASED REAL PROPERTIES
SCHEDULE 4.17(b) - EXCEPTIONS TO REAL PROPERTY LEASES
SCHEDULE 4.18 - PROPERTY, PLANT AND EQUIPMENT
SCHEDULE 4.19 - PROPRIETARY RIGHTS
SCHEDULE 4.20 - COMMITMENTS
SCHEDULE 4.21 - CAPITAL EXPENDITURES
SCHEDULE 4.22 - INSURANCE
SCHEDULE 4.23 - EMPLOYEE MATTERS
SCHEDULE 4.24 - EMPLOYEE BENEFIT PLANS
SCHEDULE 4.26 - CHANGES
SCHEDULE 4.27 - WARRANTY CLAIMS AND PRODUCT LIABILITY
SCHEDULE 4.28 - EXISTING PROJECT CONTRACTS
SCHEDULE 6.03 - CONDUCT OF BUSINESS PENDING CLOSING
SCHEDULE 6.04 - PROHIBITED ACTIVITIES
SCHEDULE 6.10 - EMPLOYEES
SCHEDULE 6.10(c) - SEVERANCE POLICY
SCHEDULE 7.02(c) - ETI ASSUMED CONTRACTS
SCHEDULE 10.01 - COMPETITION
SCHEDULE 10.04(b) - AFFILIATES OF BUYER

                                    EXHIBITS
                                    --------


EXHIBIT A - ASSIGNMENT AND ASSUMPTION
EXHIBIT B - BILL OF SALE
EXHIBIT C - BUYER OFFICERS' CERTIFICATE
EXHIBIT D - OPINION OF COUNSEL TO RAILWORKS
EXHIBIT E - TRANSITIONAL SERVICES
EXHIBIT F - NOT USED
EXHIBIT G - NOT USED
EXHIBIT H - NOT USED
EXHIBIT I - LEASE AGREEMENT
EXHIBIT J - SELLER OFFICERS' CERTIFICATE
EXHIBIT K-1 - LEGAL OPINION OF OUTSIDE COUNSEL TO SELLER
EXHIBIT K-2 - LEGAL OPINION OF COUNSEL TO SELLER

                             INDEX OF DEFINED TERMS

                                                                     PAGE

Acquisition Proposal..................................................35
Adjusted Interim Balance Sheet.........................................1
Affiliate..............................................................1
Appointed Accountant..................................................42
Assumed Contracts.....................................................25
Assumed Intercompany Liabilities.......................................2
Assumed Liabilities....................................................2
Award Date............................................................36
Business...............................................................1
Business Day...........................................................2
Buyer..................................................................1
Buyer Final Closing Schedule..........................................42
CAF ...................................................................2
Capital Lease..........................................................2
Capital Stock..........................................................2
Cash Payment..........................................................13
Charter Documents......................................................2
Claim Notice..........................................................45
Closing................................................................2
Closing Date...........................................................2
Competitive Activities................................................48
Competitive Position..................................................48
Competitor............................................................48
Confidential Information...............................................2
Consent................................................................3
CPA...................................................................42
Customer..............................................................48
Damage.................................................................3
Damage Claim...........................................................3
Derivative Securities..................................................3
DGCL...................................................................3
Election Period.......................................................45
Employees.............................................................37
Entity.................................................................3
Environmental Laws....................................................19
Environmental Permits.................................................20
ERISA.................................................................28
ETI....................................................................3
ETI Financial Statements...............................................3
ETI Repayment..........................................................3
Exchange Act...........................................................3
Excluded Assets........................................................3
Excluded Liabilities...................................................4
Final Closing Schedule................................................42

Financial Statements...................................................4
First Union Agreement..................................................4
GAAP...................................................................4
Governmental Approval..................................................4
Governmental Authority.................................................4
Governmental Requirement...............................................4
Guaranty...............................................................4
Hazardous Materials...................................................19
HSR Act................................................................5
Indebtedness...........................................................5
Indemnification Cap...................................................47
Indemnified Party.....................................................45
Indemnifying Party....................................................45
Indemnity Notice......................................................47
Information............................................................5
Interest Rate Protection Agreement.....................................5
Interim Balance Sheet..................................................5
Interim Balance Sheet Date.............................................5
Interim Financial Statements...........................................5
IRS....................................................................5
knowledge..............................................................5
Liabilities............................................................5
Lien...................................................................6
Litigation.............................................................6
Material...............................................................6
Material Adverse Effect................................................6
Net Working Capital Used...............................................6
NLRB..................................................................27
NMB...................................................................27
Non-compete Period....................................................48
Non-Public Information................................................48
Organization State.....................................................7
OSHA...................................................................9
Permits...............................................................19
Permitted Liens........................................................7
Person.................................................................7
Plans.................................................................28
Preliminary Closing Schedule..........................................37
Property, Plant and Equipment..........................................7
Proprietary Rights.....................................................7
Purchase Price.........................................................7
Purchased Assets.......................................................7
RCRA...................................................................9
Real Property.........................................................19
Related Party Agreement................................................8
Related Person.........................................................8
Release...............................................................19

Representatives........................................................8
Returns................................................................8
RW.....................................................................1
RW Indemnified Loss...................................................45
RW Indemnified Party...................................................8
Securities Act.........................................................8
Seller.................................................................1
Seller Commitment.....................................................24
Seller Final Closing Schedule.........................................42
Seller Indemnified Loss...............................................45
Seller Indemnified Party...............................................8
Seller Subsidiaries....................................................8
Subsidiary.............................................................8
Supplemental Information..............................................36
Taxing Authority.......................................................8
Territory.............................................................48
Third Party Claim.....................................................45
Threshold Amount.......................................................9
Trade Secrets.........................................................49
Transaction Document...................................................9
Transferred Employees.................................................37
TSG....................................................................1
TSI....................................................................9
UIC....................................................................1
WMATA.................................................................36
WMATA Contract........................................................36

                            ASSET PURCHASE AGREEMENT

                     THIS ASSET PURCHASE AGREEMENT dated September 5, 2000, by and between RailWorks Transit Vehicle Group, Inc., a Delaware corporation (the "Buyer"), RailWorks Corporation, a Delaware corporation and owner of all of the outstanding Capital Stock of Buyer ("RW"), AAI Corporation, a Maryland corporation (the "Seller"), and United Industrial Corporation, a Delaware corporation and owner of all of the outstanding Capital Stock of Seller ("UIC").

                                 R E C I T A L S

                     A. Transportation Systems Group ("TSG"), a division of Seller, is engaged, directly and through the Seller Subsidiaries (as defined below), in the business of the overhaul and upgrading of mass-transit passenger vehicles; the manufacture of passenger rail vehicle truck assemblies; the construction of new car shells and final assembly of new rail transit vehicles; and the engineering, development, integration and final assembly of new electric trolleybuses (the "Business"); and

                     B. Buyer desires to purchase and assume from Seller, and Seller desires to sell and assign to Buyer, all of the assets and properties used in the operation of the Business and certain liabilities in connection therewith, as a going concern; and

                     C. Buyer and Seller wish to provide for certain other agreements that are related to the foregoing transactions.

                     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:


                                   ARTICLE I
                                  DEFINITIONS


SECTION 1.01         CERTAIN DEFINED TERMS.


           As used in this Agreement and in the related Schedules and Exhibits, the following terms have the meanings assigned to them below in this SECTION
1.01. Capitalized terms used in this Agreement and not defined below in this
SECTION 1.01 have the meanings assigned to them in the Recitals or elsewhere in this Agreement, as the case may be.

                     "Adjusted Interim Balance Sheet" means the balance sheet attached hereto as SCHEDULE 1.01, which shows the Interim Balance Sheet, as adjusted for Excluded Assets and Excluded Liabilities and other adjustments agreed to by the parties.

                     "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

                     "Assumed Intercompany Liabilities" means trade payables owed by Seller to Affiliates of Seller and UIC (including Seller), which arose in the ordinary course of the conduct of the Business, for goods sold or services rendered to Seller under purchase orders, subcontracts or other agreements, which are specifically related to the performance by the Business of any of the Assumed Contracts.

                     "Assumed Liabilities" shall have the meaning set forth in
SECTION 2.03.

                     "Business Day" means a day, other than a Saturday or Sunday, on which banks are open for business in the city of New York, New York.

                     "CAF" means AAI-CAF Transit, LLC, a limited liability company of which Seller and Construcciones y Auxiliares, S.A. (CAF), a Spanish company, each owns 50% of the issued and outstanding Capital Stock.

                     "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

                     "Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and
(b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

                     "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, (a) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws or partnership agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

                     "Closing" means the consummation of the transactions contemplated by this Agreement.

                     "Closing Date" means the date upon which the Closing occurs.

                     "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, inventions, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

                     "Consent" means the approval, agreement, authorization, consent, exemption of waiver required to transfer, sell or assign any of the Purchased Assets.

                     "Damage," as to any Person, means any cost, damage or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs), any fine, penalty or liability of any other nature of, or imposed upon, that Person, net of any associated or resulting insurance or similar recoveries, and net of tax benefits, after taking into account any offsetting tax liabilities of such Person resulting from any such benefit; provided, however, that in the event of a Third Party Claim (as defined in ARTICLE IX), Damages shall include all costs, damages and expenses of whatever kind or nature, including consequential, exemplary, punitive or treble damages, if applicable, payable to or recovered by the claimant therein.

                     "Damage Claim" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

                     "DGCL" means the General Corporation Law of the State of Delaware.

                     "Derivative Securities" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury stock.

                     "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

                     "ETI" means Electric Transit, Inc., a corporation jointed owned by Seller and Skoda a.s., a Czech Republic company, of which Seller owns 35% of the issued and outstanding Capital Stock.

                     "ETI Financial Statements" means the audited statements of assets and liabilities as of December 31, 1999, and results of operations for the year then ended of ETI prepared in accordance with GAAP consistently applied.

                     "ETI Repayment" means the aggregate of all amounts owing to Seller from ETI, the method of repayment of which is set forth in the Framework Agreement, and which is reflected on the Interim Balance Sheet under the line item "ETI Note Receivable" (it is understood by the parties that the ETI Repayment shall remain a Liability of ETI and is not being assumed by Buyer or
RW).

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     "Excluded Assets" shall have the meaning set forth in
SECTION 2.02.

                     "Excluded Liabilities" means those Liabilities of Seller that are not being assumed by Buyer, which Liabilities are described in SECTION 2.04.

                     "Financial Statements" means the Interim Financial Statements and the ETI Financial Statements.

                     "First Union Agreement" means that certain Revolving Line of Credit Loan Agreement, Term Loan Agreement and Security Agreement dated as of June 11, 1997, as amended, by and among First Union Commercial Corporation and UIC, Seller, AAI Engineering Support, Inc., AAI Systems Management, Inc., AAI/ACL Technologies, Inc., Detroit Stoker Company, Midwest Metallurgical Laboratory, Inc., Neo Products Co., Symtron Systems, Inc., UIC-Del. Corporation and AAI MICROFLITE Simulation International Corporation.

                     "Framework Agreement" means the Contract Framework Agreement dated as of November 13, 1999, among ETI, Seller, Skoda a.s., Skoda ENERGO, s.r.o. and Skoda OSTROV s.r.o.

                     "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which have been or are applied on a basis consistent with the Entity's most recent financial statements.

                     "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

                     "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

                     "Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

                     "Guaranty" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring UIC of that obligation of its payment or
(c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

                     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                     "Indebtedness" of any Person means, without duplication,
(a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business consistent with past practice, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of Capital Leases or (iv) in respect of Interest Rate Protection Agreements; (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof; or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

                     "Information" means written information relating to the Business, including (a) data, certificates, reports and statements (excluding Financial Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

                     "Interest Rate Protection Agreement" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person either generally or under specific contingencies between that Person and any other Person.

                     "Interim Balance Sheet" means the Balance Sheet of TSG as of the Interim Balance Sheet Date.

                     "Interim Balance Sheet Date" means July 2, 2000.

                     "Interim Financial Statements" means the Interim Balance Sheet together with the related statement of income for the six months then ended.

                     "IRS" means the Internal Revenue Service.

                     "knowledge" of Seller or UIC shall mean the actual knowledge, after due inquiry, of Richard R. Erkeneff, Robert Worthing, John T. Merry, James Perry, Phil T. Gansert, Kevin Carpenter, Linda DeLotto, Jackson Bell and Jean-Marie Padden.

                     "Liabilities" means all debts, obligations and liabilities, fixed, contingent, accrued, known or unknown, whether or not classified as a liability in conformity with GAAP, including, without limitation, Indebtedness; indebtedness under acceptance facilities or letters of credit; liabilities secured by a lien even though the indebtedness has not been assumed; unfunded and termination pension liabilities; guarantees, leases, obligations to purchase goods or services or to advance funds; the provisions of any security outstanding; contingent claims; and obligations under agreements, instruments or undertakings.

                     "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

                     "Litigation" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

                     "Material" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole. In furtherance and not in limitation of the foregoing, and as applicable, any event, circumstance, condition or state of fact having a value of $25,000 or more shall be deemed to be Material.

                     "Material Adverse Effect" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Business that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, (i) if the effect of which is quantifiable, any Damages in excess of $2,000,000 and (ii) if the effect of which is not quantifiable, an adverse effect which is material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Business.

                     "Net Working Capital Used" means, for the period commencing on July 3, 2000 and ending on the Closing Date, the difference between (i) the aggregate amount expended (determined on a cash basis) to operate the Business (including payables of a type which would be Assumed Intercompany Liabilities and capital costs in connection with the renovation and equipping of Building 111 being leased by Seller to Buyer pursuant to the Real Property Lease as hereinafter defined, but not including payments to UIC, Seller or any of their Affiliates which do not constitute ordinary course trade payables), plus $231,606 per month, and (ii) the amount of cash received from operation of the Business excluding the ETI Repayment. In determining Net Working Capital Used any payments which relate to, or comprise, the "Primus Advance" or the "ETI Reimbursement," as each term is defined in SCHEDULE 2.02 and the payments to employees referred to in section (c) of SCHEDULE 4.23 shall not be included under subclause (i) above.

                     "Organization State" means, as applied to: (a) any corporation, its state or other jurisdiction of incorporation; (b) any limited liability company, partnership or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form; and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

                     "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in SCHEDULE 4.18 or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in SCHEDULE 4.17 OR 4.18 so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

                     "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

                     "Property, Plant and Equipment" means at any time any property that then would be included and classified as property, plant and equipment (but excluding any real property) on a consolidated balance sheet of Seller prepared in accordance with GAAP.

                     "Proprietary Rights" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, tradenames, trade name rights, corporate names, business names or any rights associated with such name or any right to use such name in all jurisdictions in which Seller uses or has a right to use any such name, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of Seller or any Seller Subsidiary, all agreements relating to the technology, know-how or processes used in the Business.

                     "Purchased Assets" has the meaning set forth in SECTION
2.01.

                     "Purchase Price" means the price payable by Buyer to Seller as consideration for the sale of the Purchased Assets as more fully described in
SECTION 2.05.

                     "Related Party Agreement" means any contract or other agreement, written or oral, (a) to which Seller or any Seller Subsidiary is a party or is bound or by which any property of Seller or any Seller Subsidiary is bound or may be subject and (b) (i) to which UIC or any of UIC's Related Persons or Affiliates also is a party, (ii) of which UIC or any of UIC's Related Persons or Affiliates is a beneficiary or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC.

                     "Related Person" of a Person means: (a) if that Person is a natural person, (i) any immediate family member of that Person, (ii) any Estate of that Person, (iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Person and (iv) any Entity the entire equity interest in which is owned by any one or more of that Person and Related Persons of that Person; and (b) if that Person is an Entity, Estate or trust, (i) any Person who owns an equity interest in that Person on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Person or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Person and Related Persons of that Person. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction,
(i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that estate.

                     "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

                     "Returns" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

                     "RW Indemnified Party" means RW and its Affiliates and each of their respective officers, directors, employees, agents and counsel.

                     "Securities Act" means the Securities Act of 1933, as amended.

                     "Seller Indemnified Party" means Seller, UIC and each of Seller's and UIC's Affiliates, and each of their respective officers, directors, employees, agents and counsel.

                     "Seller Subsidiaries" means at any time any Entity that is a Subsidiary of Seller and that is engaged in the Business at that time, and shall include ETI, CAF and TSI.

                     "Subsidiary" of any specified Person at any time, means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

                     "Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

                     "Threshold Amount" means $500,000.

                     "Transaction Document" means this Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement, including those specified in ARTICLE VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

                     "TSI"means AAI Transportation Systems, Inc.

SECTION 1.02         OTHER DEFINITIONAL PROVISIONS.

                     (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, ERISA, the Exchange Act, Resource Conservation and Recovery Act ("RCRA"), Occupational Safety and Health Act ("OSHA") and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

                     (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Schedule" and "Exhibit" refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

                     (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

                     (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

SECTION 1.03         CAPTIONS.

           Captions to Articles, Sections and subsections of, and Schedules and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

SECTION 1.04         SUBSIDIARIES.

           Any representation, warranty, covenant or agreement made on behalf of Seller shall be deemed to be made by and with respect to the Seller and TSI. Seller shall cause TSI to comply with the representations, warranties, covenants and agreements of this Agreement, as if, and to the same effect, TSI were a party hereto.


                                   ARTICLE II
                          SALE AND PURCHASE OF ASSETS;
                       ASSUMPTION OF LIABILITIES; CLOSING


SECTION 2.01         TRANSFER OF ASSETS.

           On the terms and subject to the conditions set forth in this Agreement, Seller shall, at the Closing, sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest, as of the Closing Date, in and to all of the assets used in the Business and not used primarily by other divisions or businesses of Seller (collectively, except for the Excluded Assets set forth in SECTION 2.02 hereof, the "Purchased Assets"), including, but not limited to:

           (a) All of the Property, Plant and Equipment, fixtures and leasehold improvements owned by Seller;

           (b) Seller's interest in all real property leases to which Seller is a party, all of which leases are identified in SCHEDULE 4.17;

           (c) Seller's interest in all personal property leases to which Seller is a party;

           (d) All of Seller's inventories of supplies, raw materials, parts, finished goods, work-in-process, product labels and packaging materials and Seller's interest in all orders or contracts for the purchase of supplies, raw materials, parts, product labels and packaging materials;

           (e) Seller's interest in all licenses, contracts or agreements to which Seller is a party and including, without limitation, those identified on
SCHEDULE 4.10 and SCHEDULE 4.20 as being assumed by Buyer;

           (f) All unfilled or uncompleted customer contracts, commitments or purchase or sales orders received and accepted by Seller in the ordinary course of business consistent with past practice;

           (g) All Proprietary Rights;

           (h) All of Seller's books, records and other documents and information relating to the Purchased Assets, including, without limitation, all customer, prospect, dealer and distributor lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, commission records, correspondence, employee payroll and personnel records (to the extent related to the Business and not subject to any obligation of non-disclosure or confidentiality, and in any event subject to the employees' consent), product data, material safety data sheets, price lists, product demonstrations, quotes and bids and all product catalogs and brochures;

           (i) All accounts or notes receivable owing to Seller;

           (j) The current telephone listings and the temporary right to use the telephone numbers currently being used at Seller's principal offices and other offices or facilities of Seller, to terminate not later than that date which is six months from the Closing Date;

           (k) All permits, licenses and other Governmental Approvals held by Seller, to the extent they are assignable;

           (l) All prepaid expenses and deposits made by Seller;

           (m) All guarantees and warranties under which Seller is a beneficiary thereof to the extent applicable to the Purchased Assets and to the extent transferable;

           (n) Any rights to recovery by Seller arising out of litigation that is pending prior to the Closing Date;

           (o) The Capital Stock of ETI, CAF and TSI owned by Seller;

           (p) The contracts and arrangements between Seller and UIC and any employees, consultants and other persons performing services for, or related to, the Business with respect to confidentiality, non-competition and the transfer of intellectual property, all of which contracts or arrangements are listed on
SCHEDULE 2.01(P);

           (q) ETI Repayment proceeds received by Seller, to the extent that such proceeds received after the Interim Balance Sheet Date exceed $6,500,000 (plus accrued interest and penalties thereon determined in accordance with the Framework Agreement); and

           (r) Goodwill (including all goodwill associated with and symbolized by all Proprietary Rights), all related tangibles and intangibles which Seller uses and all rights to continue to use the Purchased Assets in the conduct of a going business;

in each case only to the extent of those assets used in the Business and not used primarily by other divisions or businesses of Seller.

           The parties hereto expressly agree that Buyer is not assuming any of the liabilities, obligations or undertakings relating to the Purchased Assets, except for Assumed Liabilities.

SECTION 2.02         EXCLUDED ASSETS.

           (a) Notwithstanding the terms of SECTION 2.01, all assets of Seller that are not Purchased Assets (the "Excluded Assets") shall be retained by Seller and shall not be sold, transferred or assigned to Buyer in connection with the purchase of the Purchased Assets, including, without limitation:

                  (i) All cash of the Business and all bank accounts;

                  (ii) Such licenses, permits or other certificates of authority which, by their terms, are nonassignable, all of which are identified as being nonassignable on SCHEDULE 4.10;

                  (iii) All of Seller's rights under and in consideration to be received pursuant to this Agreement;

                  (iv) ETI Repayment proceeds received by Seller after the Interim Balance Sheet Date up to $6,500,000 (plus accrued interest and penalties thereon determined in accordance with the Framework Agreement);

                  (v) Any assets listed on SCHEDULE 2.02, which Schedule shall include a list separately indicating Material assets used in the Business but which are primarily used by divisions of Seller other than TSG; and

                  (vi) the SEPTA Contract.

           (b) Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as a transfer to Buyer of, any assets owned by Seller that are not used in the conduct of the Business.

SECTION 2.03         ASSUMPTION OF LIABILITIES.

           Buyer shall, as of the Closing Date, assume, pay and perform in accordance with their terms or otherwise satisfy the following and only the following (the "Assumed Liabilities"):

           (a) Trade payables (including Assumed Intercompany Liabilities) and accrued liabilities of Seller (excluding intercompany Liabilities other than as described above) reflected on the Interim Balance Sheet, and trade payables (including Assumed Intercompany Liabilities) and accrued Liabilities of Seller (excluding intercompany Liabilities other than as described above) that have been incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet through the Closing Date, a complete list of which, based on information then available, will be provided to Buyer at the Closing, subject to being updated and finalized as provided in SECTION 6.11 and SECTION 8.02;

           (b) Seller's obligations under the leases, agreements, contracts, arrangements and licenses listed as Assumed Contracts on SCHEDULE 4.20;

           (c) To the extent provided in SECTION 7.02(c), UIC's and Seller's liabilities for surety and bonding obligations related to Assumed Contracts, which surety and bonding obligations are identified on SCHEDULE 2.03(C);

           (d) Seller's liabilities in the first two bulleted items on SCHEDULE 4.08, but not including any other litigations, whether or not identified on such Schedule; provided, that with respect to the Drabek v. AAI et al. litigation, the first monies paid by the insurance carrier under the applicable insurance policies against which a claim based on such litigation has been made, and/or by Skoda a.s. or its Affiliates under a claim for indemnification asserted by Seller, shall be paid to Buyer to the extent of payment made by it in settlement of the litigation or in payment of a judgment or award entered therein; the balance, if any, of monies so paid shall be paid first to Seller to the extent of out-of-pocket costs paid by Seller prior to July 2, 2000 in connection with such litigation and then to Buyer to the extent of out-of-pocket costs paid by Buyer in connection with such litigation; and

           (e) Liabilities under Environmental Laws occurring in connection with acts, omissions or conditions occurring on or after the Closing Date.

           Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as a transfer to Buyer of, any Liabilities owed by Seller that are not described in this SECTION 2.03 or not used in the conduct of the Business.

SECTION 2.04         EXCLUDED LIABILITIES.

           (a) Seller shall be responsible for and shall discharge and perform in accordance with their respective terms all of the Liabilities, obligations and undertakings of Seller not assumed by Buyer pursuant to SECTION 2.03 hereof including, but not limited to (i) any Liabilities that did not arise in the ordinary course of business consistent with past practice from the Interim Balance Sheet Date to the Closing Date; (ii) any obligations or liabilities of Seller or UIC arising under this Agreement; (iii) any obligation of Seller or UIC for federal, state or local income tax liability and subject to SECTION 2.07, sales and use taxes (including interest and penalties) arising from the operations of Seller up to the Closing Date or arising out of the sale by Seller of the Purchased Assets pursuant hereto; (iv) any obligation of Seller or UIC for expenses incurred in connection with the sale of the Purchased Assets pursuant hereto, including any prepayment penalties or other charges or expenses payable in connection with the repayment of any Indebtedness which is an Assumed Liability; (v) any Liability (including presently existing contingent unfunded liability) arising under any multiemployer pension or benefit plans prior to the Closing; (vi) any Liability other than Assumed Intercompany Liabilities (including presently existing contingent unfunded Liability) to Seller, UIC or any Affiliate of either of them; (vii) Seller Commitments other than the Assumed Contracts; (viii) Liabilities under Environmental Laws that arise out of acts, omissions or conditions occurring prior to the Closing Date; (ix) the SEPTA Contract; or (x) any Liability under the Worker Adjustment and Retraining Notification Act arising out of the transaction contemplated hereby (the "Excluded Liabilities"); or

(b) Other than as set forth above in SECTION 2.03, Seller shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise.

SECTION 2.05         PURCHASE PRICE.

           The Purchase Price shall consist of the following:

           (a) The assumption by Buyer of the Assumed Liabilities; and.

           (b) Cash (the "Cash Payment") payable by federal funds wire transfer in immediately available funds to an account or accounts specified in writing by Buyer or Seller, as the case may be, as follows:

                  (i) to the extent that Net Working Capital Used (as determined on the Preliminary Closing Schedule (as defined in SECTION 6.11) is more than $5,000,000, from Buyer to Seller in the amount determined by subtracting $5,000,000 from Net Working Capital Used (as determined on the Preliminary Closing Schedule); or

                  (ii) in the event that Net Working Capital Used (as determined on the Preliminary Closing Schedule) equals $5,000,000, no Cash Payment shall be made; or

                  (iii) in all other cases, from Seller to Buyer in the amount equal to $5,000,000 minus Net Working Capital Used (as determined on the Preliminary Closing Schedule); and

           (c) In the event the WMATA Contract becomes an Assumed Contract in accordance with SECTION 6.08, Buyer shall pay to Seller $500,000 upon the Award Date and thereafter beginning 120 days after the Award Date, Buyer shall pay to Seller $125,000 per month for twelve (12) months.

SECTION 2.06         ALLOCATION OF PURCHASE PRICE.

           The allocation of the Purchase Price among the Purchased Assets for purposes of Section 1060 of the Code shall be as provided on SCHEDULE 2.06 and Buyer and Seller agree to be bound by such fair market value determination and allocation and to complete and attach Internal Revenue Service Form 8594 to their respective tax returns accordingly. The allocation of the Purchase Price was bargained and negotiated for and each party agrees to report the transactions contemplated hereby for financial reporting, and all other purposes in accordance with all applicable rules and regulations and to take no position inconsistent with such allocation in any administrative or judicial examination or other proceeding.

SECTION 2.07         TRANSFER TAXES.

           Seller and Buyer shall each pay fifty percent of all sales, use and transfer taxes, if any, incurred in connection with the transactions contemplated by this Agreement.

SECTION 2.08         CLOSING.

           (a) The Closing shall take place at the offices of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York at 10:00 a.m. local time, on October 2, 2000, or as soon thereafter as practicable and after the satisfaction or waiver of the conditions precedent set forth in ARTICLE VII. The Closing may occur at such other time and place as counsel for the Buyer and counsel for Seller shall mutually agree.

           (b) At the Closing, the following actions will be taken by the parties and the completion of each action shall be a further condition to the
Closing:

                  (i) Seller shall deliver to Buyer, in form satisfactory to Buyer, the Assignment and Assumption in the form attached hereto as EXHIBIT A and such other deeds, bills of sale, endorsements, consents, assignments, receipts and other instruments as shall be sufficient to vest in the Buyer good and marketable title to the Purchased Assets free and clear of all Liens, except as otherwise permitted by this Agreement;

                  (ii) Buyer shall make the Cash Payment, subject to adjustment as provided in SECTION 2.05(b); and

                  (iii) Buyer shall deliver to Seller, in such form as in each case is satisfactory to Seller, instruments as shall be sufficient to effect the assumption by the Buyer of the Assumed Liabilities.

SECTION 2.09         BULK SALES COMPLIANCE.

           To the extent the bulk sales law (Uniform Commercial Code, Article 6 or any Government Regulations of similar import) of any state in which Seller has assets or conducts business is applicable to the transactions herein contemplated, the parties waive compliance with such law. In lieu of such compliance, Buyer has assumed the Assumed Liabilities and Seller has agreed elsewhere in this Agreement to pay and discharge the Excluded Liabilities. Each of Seller and Buyer acknowledges that its failure to pay and discharge the Excluded Liabilities (in the case of Seller) or the Assumed Liabilities (in the case of Buyer) constitutes a breach or default of its covenants and agreements hereunder.

SECTION 2.10         PURCHASE PRICE ADJUSTMENT.

           To the extent that Net Working Capital Used as calculated in the Final Closing Schedule (as defined in SECTION 8.02) is different than Net Working Capital Used as calculated in the Preliminary Closing Schedule (as defined in SECTION 6.11), either Seller or Buyer, as appropriate, shall make an appropriate cash payment to the other.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF UIC AND SELLER

           UIC and Seller, jointly and severally, represent and warrant to, and agree with, RW and Buyer that all the following representations and warranties in this ARTICLE III are as of the date of this Agreement, and will be, as amended or supplemented pursuant to SECTION 6.07, on the Closing Date, true and correct:

SECTION 3.01         POWER OF UIC AND SELLER.

           (a) Each of UIC and Seller has the full corporate power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which UIC or Seller, respectively, is a party and to perform its obligations in this Agreement and in all other Transaction Documents to which it is a party. This Agreement constitutes, and each such other Transaction Document, when executed and delivered by UIC and Seller, will constitute, the legal, valid and binding obligation of UIC and Seller, respectively, to the extent a party thereto, enforceable against each of them in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

           (b) Each of UIC and Seller has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals of, and taken all actions necessary for the authorization, execution, delivery and performance by UIC and Seller of this Agreement and the other Transaction Documents to which either of UIC or Seller is a party (other than as required under the HSR Act or under contracts with Governmental Authorities).

           (c) Each of UIC and Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of its Organization State and (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted.

SECTION 3.02         OWNERSHIP AND STATUS OF INTEREST IN SELLER.

           UIC is the record and beneficial owner of all of the issued and outstanding Capital Stock of Seller.

SECTION 3.03         NO CONFLICTS OR LITIGATION.

           The execution, delivery and performance in accordance with their respective terms by each of UIC and Seller of this Agreement and the other Transaction Documents to which each of them is a party does not and will not (i) violate or conflict with any Governmental Requirement, (ii) except as set forth on SCHEDULE 3.03, breach or constitute a default under any agreement or instrument to which either of them is a party or by which either of them is bound, the result of which would be to prohibit or interfere with the consummation of the transactions contemplated by this Agreement or (iii) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the Purchased Assets, or upon any revenues, income or profits of the Business. No Litigation is pending or, to the knowledge of UIC and Seller, threatened to which UIC or Seller is or may become a party which (i) questions or involves the validity or enforceability of any of UIC's or Seller's obligations under any Transaction Document or (ii) seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation by UIC or Seller of the transactions contemplated by this Agreement or to be consummated by UIC or Seller or (B) Damages in connection with any consummation by UIC or Seller of the transactions contemplated by this Agreement.

SECTION 3.04         CONTROL OF RELATED BUSINESSES.

           Except as set forth in SCHEDULE 3.04, neither UIC nor Seller is, alone or with one or more other Persons, a controlling Affiliate of any Entity, business or trade (other than Seller and the Seller Subsidiaries) that is engaged in any line of business which is the same as or similar to the Business.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE BUSINESS

           Seller and UIC, jointly and severally, represent and warrant to, and agree with, RW and Buyer that all the following representations and warranties in this ARTICLE IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to SECTION 6.07, on the Closing Date, true and correct:

SECTION 4.01         QUALIFICATION.

           SCHEDULE 4.01 lists all the jurisdictions in which Seller and each of the Seller Subsidiaries is authorized or qualified to own or lease and to operate the properties of the Business or to carry on the Business, and neither the Seller nor any Seller Subsidiary owns, leases or operates properties related to or used in the operation of the Business or carries on business which is Material to the Business in any jurisdiction not listed thereon.

SECTION 4.02         REQUIRED GOVERNMENTAL CONSENTS.

           Except as may be required by the HSR Act or under contracts with Governmental Authorities, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made for the execution, delivery or performance by Seller of the Transaction Documents to which it is a party, the enforcement against Seller of its obligations thereunder or the effectuation of the transactions contemplated thereby.

SECTION 4.03         CHARTER DOCUMENTS AND RECORDS; NO VIOLATION.

           Seller has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar records of the Seller Subsidiaries to be delivered to RW. No Material breach or violation of any Charter Document of the Seller Subsidiaries has occurred and is continuing.

SECTION 4.04         NO DEFAULTS.

           No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any Purchased Assets (or upon revenues, income or profits derived from any Purchased Assets) or (b) constitutes a Material violation or breach of, or a default under, any Assumed Contract by Seller or the Seller Subsidiaries.

SECTION 4.05         SELLER SUBSIDIARIES.

           SCHEDULE 4.05 sets forth the form of organization, legal name, each assumed name and Organization State of each Seller Subsidiary. Except as disclosed in SCHEDULE 4.05, the Capital Stock of each Seller Subsidiary is owned and controlled, directly or indirectly, by the Seller. SCHEDULE 4.05 sets forth, by each class and each series within each class, the number of outstanding shares of Capital Stock of the Seller Subsidiary, (a) the Seller's aggregate direct and indirect ownership of those shares and (b) the name and address of record and percentage ownership of those shares of each holder of record thereof other than the Seller or a Seller Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Seller Subsidiary which is owned directly or indirectly by the Seller other than (x) the Liens, if any, described in SCHEDULE 4.05, all of which will be released at or before the Closing, and (y) Permitted Liens. Except as set forth in SCHEDULE 4.05, the Seller does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity engaged in the Business, other than a Seller Subsidiary.

SECTION 4.06         PREDECESSOR STATUS; ETC.

           To the knowledge of Seller, SCHEDULE 4.06 lists all the legal and assumed names of all predecessor companies of Seller for the past five years that are or were engaged in the operation of the Business. Except as disclosed in SCHEDULE 4.06, Seller has not been a Subsidiary or division of another corporation or a part of an acquisition that later was rescinded within such period.

SECTION 4.07         RELATED PARTY AGREEMENTS.

           SCHEDULE 4.07 lists all Related Party Agreements that relate to or arise out of the Business, the Purchased Assets, or the Assumed Liabilities that are currently in effect and that shall require Seller to make payments or render services of a value in excess of $50,000.

SECTION 4.08         LITIGATION.

           Except as disclosed in SCHEDULE 4.08, no Litigation is pending or, to the knowledge of Seller, threatened to which Seller or any Seller Subsidiary is or may become a party which relates to or arises out of the Business, Purchased Assets or Assumed Liabilities.

SECTION 4.09         CUSTOMER CONTRACTS.

           Except as set forth in SCHEDULE 4.09, none of the Assumed Contracts (as defined below) (a) is a contract with any Governmental Authority subject to price redetermination or renegotiation or (b) is a contract designated by the relevant Governmental Authority as a "small business set-aside" contract, minority set-aside contract, women-owned business set-aside contract, or other similar designation which could adversely affect RW's ability to continue to service such accounts or adversely affect the amount of consideration to be earned from servicing such accounts.

SECTION 4.10         COMPLIANCE WITH LAWS; PERMITS.

           (a) Seller and its officers, directors, agents and employees have complied in all Material respects with, and neither Seller nor UIC has received any written notice or charge asserting any violation of or liability under, all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which Materially affect the Business or the Purchased Assets and to which Seller may be subject, and no claims have been filed against Seller alleging a violation of any such laws, regulations or other requirements. Neither UIC nor Seller has any knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances Materially affecting the Business or Purchased Assets. Seller is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after the Closing.

           (b) Seller has, in full force and effect, all licenses, permits and certificates from Governmental Agencies necessary or desirable for the operation of the Business (collectively, the "Permits"). SCHEDULE 4.10 lists all Permits, with an indication as to whether the Permit is assignable to Buyer. Seller has conducted the Business in Material compliance with all terms and conditions of the Permits.

           (c) Seller has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Seller in connection with any actual or proposed transaction in connection with the Business.

SECTION 4.11         CERTAIN ENVIRONMENTAL MATTERS.

           (a) As used in this SECTION 4.11, the following terms shall have the following meanings:

                  (i) "Hazardous Materials" means any toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any Environmental Laws (including without limitation, any common law).

                  (ii) "Environmental Laws" means all applicable federal, state and local laws, rules, regulations, codes, ordinances, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state and local laws, rules, regulations, codes, ordinances, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

                  (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release, or threatened release, of any Hazardous Material.

           (b) Except as set forth on SCHEDULE 4.11, the Business and the real properties listed on SCHEDULE 4.11, which are all of the real properties owned or leased by Seller, UIC or a Seller Subsidiary (if in the United States), upon which the Business is being or has been conducted (the "Real Property") are in Material compliance with all applicable Environmental Laws.

           (c) Except as set forth on SCHEDULE 4.11, Seller has obtained, and maintained in full force and effect, all Material environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct the Business and own or operate the Real Property (collectively, the "Environmental Permits"). A copy of each such Environmental Permit shall be provided by the Seller to RW prior to the Closing. Seller has conducted the Business in compliance with all terms and conditions of the Environmental Permits. Seller has filed all reports and notifications required to be filed under and pursuant to all Environmental Laws applicable to the Business.

           (d) No Hazardous Materials have been incinerated, deposited or released on, under or about any part of the Business or the Real Property;

           (e) Except as set forth in SCHEDULE 4.11,

                  (i) no Hazardous Materials have been contained, handled, used, treated, stored, manufactured or processed on or about the Business or the Real Property, and such activities are and have been in Material compliance with applicable Environmental Laws;

                  (ii) no Hazardous Materials have been generated as waste materials on or about the Business or Real Properties and said Hazardous Materials that have been generated are presently and in the past have been disposed of at licensed or permitted disposal or treatment facilities or other facilities in compliance with Environmental Laws not located at the Business or Real Property;

                  (iii) the Business and the Real Property, and any improvements thereon, contain no asbestos, urea, lead paint, LFCs, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides; and

                  (iv) no aboveground or underground storage tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled. If any such storage tanks exist on, under or about the Real Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in Material compliance with all applicable Environmental Laws.

           (f) Except as set forth in SCHEDULE 4.11 and except as would not be Material, Seller has not received notice alleging in any manner that Seller is or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

           (g) To the knowledge of Seller and UIC, and except as would not be Material, no expenditure will be required in order for RW to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the Business or the Real Property in a manner substantially similar to the current operation thereof by Seller.

           (h) Except as set forth on SCHEDULE 4.11, to the knowledge of Seller and UIC, the Real Property is not and has not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

           (i) Seller has disclosed and delivered to RW all environmental reports, files, records, citations and investigations that Seller or UIC has obtained or ordered with respect to the Business and the Real Property.

           (j) Except as set forth on SCHEDULE 4.11, no part of the Business or the Real Property has been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products, except as would not be Material.

           (k) No Lien has been attached or filed against Seller or a Seller Subsidiary (as it relates to the Business) or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law or (ii) any Release of Hazardous Materials.

           (l) Except as set forth on SCHEDULE 4.11, neither Seller nor any Seller Subsidiary has transported or arranged for the transportation for storage, treatment or disposal of any Hazardous Materials to any location which is: (i) listed on the EPA's National Priorities List of Hazardous Waste sites;
(ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System or on any similar state list; or (iii) the subject of any regulatory or legal action which may lead to claims against Seller or such Seller Subsidiary for damages to natural resources, personal injury, remediation, clean-up costs or corrective action under any Environmental Law.

SECTION 4.12         OWNERSHIP OF PURCHASED ASSETS.

           Seller has good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets, which, as of the Closing Date will be free and clear of all Liens or Liabilities, except Permitted Liens, or Liens or Liabilities set forth in SCHEDULES 4.12, 4.17, 4.18 or 4.19.

SECTION 4.13         FINANCIAL STATEMENTS; DISCLOSURE.

           (a) The Interim Financial Statements (including in each case the related schedules and notes) delivered to RW present fairly, in all Material respects, the financial position of TSG at the Interim Balance Sheet Date and the related operating results for the period set forth therein and have been prepared in accordance with GAAP (except for normal year end adjustments, which, in the aggregate, are not material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Business and the absence of footnotes). As of the Interim Balance Sheet Date, neither Seller nor any Seller Subsidiary then had any outstanding Indebtedness to any Person or any Liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Business and required to be reflected in the Interim Financial Statements or in the notes related thereto in accordance with GAAP (except for normal year end adjustments which, in the aggregate, are not material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Business and the absence of footnotes) which were not so reflected.

           (b) Except as set forth on SCHEDULE 4.13, (a) all inventories, net of reserves determined in accordance with GAAP, that are classified as such on the Interim Balance Sheet are, and all inventories included in the Purchased Assets will be, to the knowledge of Seller and UIC, merchantable and salable or usable in the ordinary course of the Business; (b) the inventories reflected on the Interim Balance Sheet are, and the inventories included in the Purchased Assets will be, (i) reasonable in relation to the then-existing circumstances of the Business and classifiable as current assets in accordance with GAAP and (ii) consistent with their past practices.

           (c) Except as set forth on SCHEDULE 4.13, all accounts receivable that are classified as such on the Interim Balance Sheet, and all accounts receivable included in the Purchased Assets (i) are, and will be, as applicable, bona fide accounts receivable and (ii) arose from the performance of services or the sale of goods to customers of the Business.

           (d) Except as set forth on SCHEDULE 4.13, all accounts payable that are classified as such on the Interim Balance Sheet, and all accounts payable included in the Assumed Liabilities (i) are, and will be, as applicable, only those Liabilities which would be (A) included in a balance sheet prepared in accordance with GAAP and (B) classifiable as accounts payable or accrued Liabilities, and (ii) arose, or will have arisen, as applicable, in the ordinary course of business and relate or will relate only to Purchased Assets.

SECTION 4.14         ABSENCE OF UNDISCLOSED LIABILITIES.

           With respect to the Purchased Assets or the operations of the Business, neither Seller nor the Seller Subsidiaries have any Liabilities of a kind required to be reflected on a balance sheet prepared in accordance with GAAP arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Interim Balance Sheet, (ii) Liabilities which have arisen after the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice (none of which is a Material uninsured Liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (iii) as otherwise set forth in the SCHEDULE 4.14.

SECTION 4.15         ADEQUACY OF THE PURCHASED ASSETS.

           Except as set forth in SCHEDULE 4.15, the Purchased Assets constitute, in the aggregate, all of the assets and property necessary for the conduct of the Business in the manner in which and to the extent to which it is currently being conducted. No portion of the Business is owned or operated by any person or entity other than Seller through TSG or a Seller Subsidiary.

SECTION 4.16         RECEIVABLES.

           SCHEDULE 4.16 sets forth a list, as of the Interim Balance Sheet Date, of all of the accounts receivable, notes receivable or other advance receivables arising out of the operation of the Business.

SECTION 4.17         OWNED AND LEASED REAL PROPERTIES.

           (A) SCHEDULE 4.17(A) lists and describes in all Material respects:
(i) all real properties used at any time, for any purpose in connection with the Business, that are owned by Seller and the Seller Subsidiaries and, for each of those properties, the address thereof, the type and square footage of each structure located thereon and the use thereof; (ii) all real properties used at any time, for any purpose in connection with the Business, of which any of Seller and Seller Subsidiaries is the lessee and, for each of those properties, the address thereof, the type and square footage of each structure located thereon Seller or a Seller Subsidiary is leasing and the expiration date of its lease; and (iii) SCHEDULE 4.17(A) indicates which real properties, if any, are Excluded Assets.

           (b) Seller has provided RW with true, correct, and complete copies of all leases under which Seller or a Seller Subsidiary is leasing each of the properties listed as being leased in SCHEDULE 4.17(A). Except as set forth in
SCHEDULE 4.17(B), (i) each of those leases is, to the knowledge of Seller, valid and binding on the lessor party thereto, (ii) the lessee party thereto has not sublet any of the leased space to any Person other than Seller or a Seller Subsidiary, and (iii) no consent or agreement of any third party is required for the assignment of each lease to the Buyer.

           (c) Seller has disclosed in all Material respects in writing to RW all plans or projects with respect to the Business involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which, if pursued by Seller or any Seller Subsidiary, would require additional capital expenditures in excess of $250,000.

SECTION 4.18       OWNED AND LEASED TRANSFERABLE PROPERTY, PLANT AND EQUIPMENT.

           (A) SCHEDULE 4.18 sets forth a list of the Property, Plant and Equipment having a book value in excess of $25,000 individually owned and leased by Seller and the Seller Subsidiaries and used primarily in the operation of the Business.

           (b) Except as set forth in SCHEDULE 4.18 and except for Permitted Liens, Seller or a Seller Subsidiary has good, valid and marketable title to, free and clear of all Liens, each property listed in that Schedule as being owned.

           (c) Seller has provided RW with complete copies of all leases under which Seller or a Seller Subsidiary is leasing each of the properties listed as being leased on SCHEDULE 4.18, (i) each of those leases is, to the knowledge of Seller, valid and binding on the lessor party thereto, (ii) the lessee party thereto has not sublet any of the leased property to any Person other than Seller or a Seller Subsidiary, and no consent or agreement of any third party is required for the assignment of each lease to Buyer other than as set forth on
SCHEDULE 4.17(B).

           (d) Except as set forth in SCHEDULE 4.18, all the Property, Plant and Equipment listed therein are, as of the date of the Interim Balance Sheet, and will be, on the Closing Date, in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

SECTION 4.19         PROPRIETARY RIGHTS.

           Except as set forth in SCHEDULE 4.19, Seller and the Seller Subsidiaries own or have the legal right to use all Proprietary Rights that are used primarily in the Business, in each case free of any claims or infringements known to Seller or UIC. SCHEDULE 4.19 (a) lists these Proprietary Rights and (b) indicates those owned by Seller or any Seller Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as set forth in SCHEDULE 4.19, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by Buyer or any other Affiliate of RW following the Closing and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or, to the knowledge of Seller, been canceled, abandoned, opposed or the subject of any reexamination request. Neither Seller nor UIC has received written notice of, and to the knowledge of Seller and UIC, no employee, former employee, or present or former consultant or independent contractor who is performing or has performed services for the Business has, any Material claim with respect to any Proprietary Right set forth on SCHEDULE 4.19, except as disclosed therein.

SECTION 4.20         COMMITMENTS.

           (A) SCHEDULE 4.20 sets forth a complete list of each of the following (each a "Seller Commitment") to which any of Seller and the Seller Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part and which are used in the Business:

                  (i) each partnership, joint venture, shareholder, operating, formation or cost-sharing agreement;

                  (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond, including the agreements between Seller or Seller Subsidiaries and any entity which has issued a bond or surety in favor of any customer of Seller or any Seller Subsidiary;

                  (iii) each instrument, agreement or other obligation evidencing or relating to Indebtedness or related to or arising out of the Business, the Purchased Assets or the Assumed Liabilities or to money lent or to be lent to another Person;

                  (iv) each contract to purchase or sell real property that is included in the Purchased Assets;

                  (v) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments under any one such agreement within any 12-month period in excess of $50,000 and which is not terminable without penalty and on no more than 30 days' prior notice;

                  (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $25,000 and which is not terminable without penalty on no more than 30 days' prior notice;

                  (vii) each agreement for the acquisition or provision of services (in the context of employment or otherwise), supplies, equipment, inventory, fixtures or other property involving more than $50,000 in the aggregate;

                  (viii) each contract containing any noncompetition agreement, covenant or undertaking;

                  (ix) each agreement between Seller and any employee of, or consultant to, Seller that relates to the freedom of such employee or consultant to (A) compete in the Business with any Person, (B) disclose Confidential Information to any Person or
                  (C) convey to Seller any Proprietary Rights;

                  (x) each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Business of a particular product or service; or

                  (xi) each other agreement or commitment related to or arising out of the Business, Purchased Assets or Assumed Liabilities not made in the ordinary course of business consistent with past practice and that is Material to the Business.

           Complete copies of all written Seller Commitments, and complete written descriptions of all oral Seller Commitments, have heretofore been delivered to RW. Except as set forth in SCHEDULE 4.20 there are: (i) no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Seller Commitment that is Material to the Business by any of Seller and the Seller Subsidiaries or, to the knowledge of Seller, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Seller Commitments that are Material to the Business. The Seller Commitments are in full force and effect and are valid and enforceable obligations of Seller or the Seller Subsidiaries parties thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and, to the knowledge of Seller, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of Seller, may be made by any party thereto (other than by Seller or a Seller Subsidiary), nor has Seller or a Seller Subsidiary, as the case may be, waived any rights thereunder, which in any case would be Material to the Business, except as described in SCHEDULE 4.20.

           (B) SCHEDULE 4.20 has been marked to indicate those Seller Commitments that are neither Purchased Assets and/or Assumed Liabilities (such unmarked Seller Commitments shall be referred to herein as the "Assumed Contracts").

           (c) Except as disclosed in SCHEDULE 4.20 or contemplated hereby or by any other Transaction Document to which Seller or any Seller Subsidiary is a party: (i) neither Seller nor any Seller Subsidiary has received notice of any plan or intention of any other party to any Assumed Contract to exercise any right to cancel or terminate any Assumed Contract, and neither Seller nor any Seller Subsidiary knows of any condition or state of facts which would justify the exercise of such a right; (ii) neither Seller nor any Seller Subsidiary currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Assumed Contract; (iii) no consent or agreement of any third party is required for the assignment of each Assumed Contract to the Buyer; and (iv) contains any provision granting any third party the right to accelerate any obligations under, or to terminate, any of the Assumed Contracts as a result of the transactions contemplated hereby.

SECTION 4.21         CAPITAL EXPENDITURES.

           SCHEDULE 4.21 sets forth the total amount of capital expenditures currently anticipated by Seller's management to be incurred by Seller and the Seller Subsidiaries with respect to the Business during the remainder of the current fiscal year and for the fiscal year ending in 2001.

SECTION 4.22         INSURANCE.

           SCHEDULE 4.22 lists and briefly describes each insurance policy maintained by Seller with respect to the Purchased Assets and operations of the Business and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Seller is not in Material default with respect to its obligations under any insurance policies relating to the Purchased Assets or the Business. Neither Seller, UIC nor any Seller Subsidiary has received any notice or other communication from any issuer of any such insurance policy of any Material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Seller, no such increase in deductibles, retainages or premiums is threatened.

SECTION 4.23         EMPLOYEE MATTERS.

           (a) With respect to employees of Seller or any of its Affiliates who perform services primarily for the benefit of the Business, (i) to the knowledge of Seller and UIC, no such employee or group of such employees has any plans to terminate his or its employment, other than termination in the ordinary course of business; (ii) Seller has complied in all Material respects with all laws and Governmental Requirements relating to the employment of labor, including provisions thereof relating to wages, hours, benefits, equal opportunity, collective bargaining and the payment of social security and other taxes; (iii) Seller has no Material labor relations problem relating to the Business pending and its labor relations are satisfactory; (iv) except as set forth in SCHEDULE 4.23, neither Seller nor UIC has received written notice of any workers' compensation claims Material to the Business, nor, to the knowledge of Seller and UIC, are there any facts that would give rise to such a claim; (v) to the knowledge of Seller and UIC, no such employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the Business; (vi) neither Seller nor UIC has received written notice of any filed or pending citation, notice of contest or administrative enforcement proceeding by the Occupational Health and Safety Administration or other governmental and state authorities relating to health and safety against Seller; (vii) to the knowledge of Seller and UIC, no enforcement proceeding has been initiated, and neither Seller nor UIC has received written notice of any enforcement proceeding under Federal or foreign immigration law; and/or (viii) Seller has not taken any action which would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification Act or otherwise trigger notice requirements or liability under any local or state plant closing notice law;

and, to the extent any liability should arise between the date of this Agreement and the Closing as a result of employment actions by Seller, Seller will be solely responsible financially therefor.

           (B) SCHEDULE 4.23 lists, as of the date set forth in the Schedule, each employee of Seller engaged in the operation of the Business earning in excess of $75,000 and the position, title, remuneration (including any scheduled salary or remuneration increases), date of employment and accrued vacation pay of each such employee. SCHEDULE 4.23 lists all employees engaged in the operation of the Business who are parties to employment agreements with Seller or any Seller Subsidiary.

           (c) Except as set forth in SCHEDULE 4.23, with respect to employees of Seller or any of its Affiliates who perform services primarily for the benefit of the Business, (i) such employees of Seller have not been and are not represented by a union, labor organization or collective bargaining unit which was either National Labor Relations Board ("NLRB") or National Mediation Board ("NMB") certified or voluntarily recognized or recognized under foreign law;
(ii) Seller has not been and is not a signatory to a collective bargaining agreement with any union, labor organization or collective bargaining unit relating to the Business; (iii) neither Seller nor UIC has received written notice that any representation election petition has been filed by any such employees of the Seller or is pending with the NLRB or NMB, and no union organizing campaign involving any of such employees has occurred, or, to the knowledge of Seller or UIC, is threatened or in progress; (iv) no NLRB unfair labor practice charges or Litigation alleging such claims have been filed or, to the knowledge of Seller or UIC, threatened and/or are presently pending against Seller or any labor organization representing any such employees; (v) no grievance or arbitration demand (or "minor dispute") relating to the Business, whether or not filed pursuant to a collective bargaining agreement, has been filed or, to the knowledge of Seller or UIC, threatened or is pending against Seller relating to the Business; (vi) in the past one (1) year, no hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving any such employees has occurred, is, to the knowledge of Seller or UIC, threatened or is in progress; and/or (vii) neither Seller nor UIC has received written notice that any breach of contract and/or denial of fair representation claim relating to the Business has been filed or is pending against Seller and/or any labor organization representing its employees.

           (d) Except as set forth in SCHEDULE 4.23, neither Seller nor any of the Seller Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring any of them to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for Seller or any of the Seller Subsidiaries that would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement.

           (e) Except as set forth in SCHEDULE 4.23, all of the persons providing services to the Business as "independent contractors" or "consultants" are "independent contractors" for purposes of all applicable Governmental Requirements, including, without limitation, Governmental Requirements relating to the employment of labor and employees, and to Taxes.

SECTION 4.24         COMPLIANCE WITH ERISA, ETC.

           SCHEDULE 4.24 sets forth all "employee benefit plans," as defined in
Section 3(3) of ERISA, and all other employee benefit plans and arrangements, including incentive, equity or equity-based compensation and deferred compensation arrangements, covering the employees of the Seller, UIC and the Seller Subsidiaries who have been or currently are engaged in the operation of the Business (collectively, the "Plans"). None of the Plans is a multiemployer plan, as defined in Section 3(37) of ERISA, nor has Seller ever contributed to a multiemployer plan with respect to employees of the Business. Seller has provided RW with summary plan descriptions or, if no summary plan description exists, written summaries of each Plan. To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which Seller does maintain or to which it does contribute comply in all Material respects with the requirements of ERISA and the Code.

SECTION 4.25         TAXES.

           (a) There are no liens for Taxes upon any Purchased Assets except for Permitted Liens.

           (b) No property included within the Purchased Assets of Seller or any Tax Affiliate is property that Seller or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of
Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

           (c) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Seller or any Tax Affiliate.

SECTION 4.26         ABSENCE OF CHANGES.

           Since the Interim Balance Sheet Date, except as set forth in SCHEDULE 4.26, none of the following has occurred with respect to Seller or any Seller
Subsidiary:

           (a) any circumstance, condition, event or state of facts (either singly or in the aggregate) which has caused, is causing or will cause a Material Adverse Effect on the Business;

           (b) any change in the authorized Capital Stock or Derivative Securities of a Seller Subsidiary;

           (c) any increase in, or any commitment or promise to increase, the rates of compensation as of the date hereof, or the amounts or other benefits paid or payable under any Plan or other compensation or benefit arrangement plan or policy relating to the Business, except for ordinary and customary bonuses and salary increases for employees at the times and in the amounts consistent with its past practice;

           (d) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Business following the Closing;

           (e) any distribution, sale or transfer of, or any Seller Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Business, other than distributions, sales or transfers in the ordinary course of business and consistent with past practices to Persons other than UIC, the other owners of the Capital Stock of a Seller Subsidiary and their respective Affiliates;

           (f) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it with respect to the Business or a Seller Subsidiary, provided, that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if all those adjustments are included in the Supplemental Information provided RW pursuant to SECTION 6.07;

           (g) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Business or the Seller Subsidiaries or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

           (h) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets to be used in the Business outside of the ordinary course of business consistent with past practices;

           (i) any waiver of any of rights or claims that singly is, or in the aggregate are, Material to the Business;

           (j) any transaction affecting the Purchased Assets, Assumed Contracts or the Business outside the ordinary course of business or not consistent with past practices;

           (k) except in accordance with the Business's consolidated capital expenditure budget for the Business's current fiscal year, any capital expenditure or series of related capital expenditures by Seller and the Seller Subsidiaries collectively in excess of $50,000, or commitments by Seller and the Seller Subsidiaries to make capital expenditures totaling in excess of $50,000; or

           (l) any cancellation or termination of a Seller Commitment that is a Purchased Asset or Assumed Liability.

SECTION 4.27         PRODUCT QUALITY, WARRANTY CLAIMS, PRODUCT LIABILITY.

           All products and services sold, rented, leased, provided or delivered in connection with the Business by Seller and the Seller Subsidiaries to customers on or prior to the Closing Date conform or will conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards except as would not be Material to the Business, and, to the knowledge of Seller and UIC, Seller has no liability for replacement or repair thereof or other damages in connection therewith except as would not be Material to the Business. No product or service sold, leased, rented, provided or delivered in connection with the Business by Seller and the Seller Subsidiaries to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease, except as set forth on SCHEDULE 4.27. Except as set forth on SCHEDULE 4.27, Seller and the Seller Subsidiaries have no liability in connection with the Business arising out of any injury to a person or property as a result of ownership, possession, provision or use of any equipment, product or service sold, rented, leased, provided or delivered by Seller or any Seller Subsidiary on or prior to the Closing Date. All product liability claims that are presently pending in connection with the Business against Seller and the Seller Subsidiaries, whether covered by insurance or not and whether litigation has resulted or not, are listed and summarized on
SCHEDULE 4.27, except as would not be Material.

SECTION 4.28         EXISTING PROJECT CONTRACTS.

           SCHEDULE 4.28 lists the remaining amount to be billed on existing project contracts of the Business. Except as set forth in SCHEDULE 4.28, no circumstances have come to the attention of Seller, nor have events occurred since the Interim Balance Sheet Date which are reasonably likely Materially to increase the costs to be incurred by Seller in order to complete the projects associated with the contracts listed on SCHEDULE 4.28.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF RW AND BUYER


           RW and Buyer jointly and severally represent and warrant to Seller and UIC that all the following representations and warranties in this ARTICLE V are as of the date of this Agreement, and will be, as amended or supplemented pursuant to SECTION 6.07, on the Closing Date, true and correct:

SECTION 5.01         ORGANIZATION, POWER.

           (a) RW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and RW has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to enter into this Agreement and perform its obligations hereunder.

           (b) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Buyer has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to enter into this Agreement and perform its obligations hereunder.

           (c) Buyer has been organized for the sole purpose of being the purchaser of the Purchased Assets and has not, and will not, engage in any activities other than those necessary to effectuate the transactions contemplated herein.

           (d) RW is the record and beneficial owner of all of the issued and outstanding Capital Stock of Buyer.

SECTION 5.02      AUTHORIZATION; ENFORCEABILITY; ABSENCE OF CONFLICTS; CONSENTS.

           (a) The execution, delivery and performance by each RW and Buyer of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized as required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

           (b) This Agreement has been, and each of the other Transaction Documents to which either of RW or Buyer is a party, when executed and delivered to the other parties thereto, will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against either RW or Buyer, as the case may be in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

           (c) The execution, delivery and performance of this Agreement and the other Transaction Documents to which RW or Buyer is a party by each of RW and Buyer and the consummation by RW or Buyer of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any Lien, security interest, charge or encumbrance upon any assets of RW or Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Charter Documents of RW or Buyer or any Indebtedness or other agreement or instrument by which RW or Buyer is bound or affected, or Governmental Requirement to which RW or Buyer is subject.

           (d) Except as may be required by the HSR Act, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made for the execution, delivery or performance by RW or Buyer of the Transaction Documents to which it is a party, the enforcement against RW or Buyer of its obligations thereunder or the effectuation of the transactions contemplated hereby and thereby.

SECTION              5.03 NO DEFAULTS.

           No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of RW or Buyer, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require RW or Buyer to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of RW or Buyer (or upon revenues, income or profits of RW or Buyer) or (c) constitutes a violation or breach of, or a default under, any agreement that is Material to RW or Buyer.

SECTION 5.04         COMPLIANCE WITH LAWS; NO LITIGATION.

           To the knowledge of RW, RW is in compliance with all Governmental Requirements applicable to it. No Litigation is pending or, to the knowledge of RW or Buyer, threatened to which RW or Buyer is or may become a party which (a) questions or involves the validity or enforceability of any obligation of RW or Buyer under any Transaction Document or (b) seeks (or reasonably may be expected to seek) to prevent or delay consummation by RW or Buyer of the transactions contemplated by this Agreement to be consummated by RW or Buyer.

SECTION 5.05         EVALUATION OF THE BUSINESS AND SOURCES OF INFORMATION.

           Buyer possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Purchased Assets and assumption of the Assumed Liabilities hereunder. Buyer acknowledges that it has conducted an investigation of the business and affairs of the Business and that it has received and reviewed all information provided by Seller to Buyer concerning the Business. Notwithstanding the foregoing and the investigation conducted by Buyer, and any information that has come to its attention or should have come to its attention as a result of such investigation, Buyer and RW shall be entitled to rely on the representations and warranties made by Seller and UIC hereunder.


                                   ARTICLE VI
                     COVENANTS EXTENDING TO THE CLOSING DATE

SECTION 6.01         HSR ACT MATTERS.

           Each party hereto hereby acknowledges that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the consummation of the acquisitions contemplated hereby, and hereby advises the other parties hereto of that determination. Each of Buyer and Seller or UIC, as applicable, promptly will compile and file under the HSR Act such information respecting it as the HSR Act requires in connection with the transactions contemplated hereby, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in SECTION 7.01(b).

SECTION 6.02         ACCESS AND COOPERATION; DUE DILIGENCE.

           (a) From the date hereof and until the Closing Date, UIC and Seller will (i) afford to the Representatives of RW full and complete access upon prior notice to all the key employees, sites, properties, books and records of TSG and the Seller Subsidiaries, (ii) provide RW with such additional financial and operating data and other information relating to the business and properties of TSG and the Seller Subsidiaries as RW may from time to time reasonably request and (iii) cooperate with RW and its Representatives in the preparation of any documents or other materials which may be required in connection with any other Transaction Documents. RW and Buyer will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to Seller and the Business as confidential in accordance with the provisions of SECTION
11.01 and the Confidentiality Agreement dated February 21, 2000 between RW and UIC.

           (b) From the date hereof and until the Closing Date, Buyer shall have the right to have Kenneth Burk, a Representative of Buyer, observe (in person and otherwise) the Business, its operations and its conduct, which such observation shall include the right to review all expenditures of the kind included in the definition of Net Working Capital Used, and to approve any expenditures of Net Working Capital Used in excess of $25,000 individually (other than expenditures made in the ordinary course of business consistent with past practices), which approval shall not be unreasonably withheld or delayed. Seller will permit such Representative to discuss the operation of the Business with Seller.

           (c) From the date hereof and until the Closing Date, Seller shall provide TSG with cash sufficient to pay its expenses for such time period and shall provide Buyer with weekly reports of all cash receipts and cash expenditures relating to the Business.

           (d) Seller and UIC will use their respective commercially reasonable efforts to secure, as soon as practicable after the date hereof, all Consents or other approvals of third Persons as may be necessary to consummate the transactions contemplated hereby.

           (e) If this Agreement is terminated pursuant to SECTION 12.01, RW promptly will return all written Confidential Information of Seller it then possesses to Seller.

SECTION 6.03         CONDUCT OF BUSINESS PENDING CLOSING.

           From the date hereof and until the Closing Date, with respect to the Business, the Purchased Assets and the Assumed Liabilities, Seller will, and will cause TSI to, except as and only to the extent set forth in SCHEDULE 6.03:

           (a) carry on the Business in substantially the same manner as it has heretofore and not introduce any Material new method of management, operation or accounting;

           (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

           (c) perform all its Material obligations under agreements relating to or affecting its assets, properties and other rights;

           (d) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

           (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees and (iii) maintain its relationships with suppliers, customers and others having business relations with it; and

           (f) comply with all applicable Governmental Requirements, except as would not be Material.

SECTION 6.04         PROHIBITED ACTIVITIES.

           From the date hereof and until the Closing Date, except as set forth on SCHEDULE 6.04, without the prior written consent of RW or unless as required or expressly permitted by this Agreement, Seller will not, and will not permit TSI to:

           (a) make any change in the Charter Documents of any Seller
Subsidiary;

           (b) issue, or permit the issuance of, any Capital Stock or issue or otherwise create any Derivative Securities of any Seller Subsidiary;

           (c) enter into any contract or commitment or incur or agree to incur any Liability which is to be an Assumed Liability or make any capital expenditures related to the Business in a single transaction or a series of related transactions involving an aggregate amount of more than $50,000 otherwise than in the ordinary course of business and consistent with its past practice;

           (d) increase or commit or promise to increase the compensation payable or to become payable to any officer, director, partner, employee or agent, consultant or independent contractor of any of Seller and the Seller Subsidiaries performing services to or for the benefit of the Business or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees at the times and in the amounts consistent with its past practice and in the ordinary course of business;

           (e) create, assume or permit to be created or imposed any Liens (other than Permitted Liens and Liens under the First Union Agreement) upon any Purchased Assets, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $100,000 and necessary or desirable for the conduct of the Business;

           (f) adopt, establish, amend or terminate any Plan or other employee compensation or benefit arrangement plan or policy covering employees providing services to the Business, other than as required by law or in the ordinary course of business;

           (g) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment used or useful in the operation of the Business otherwise than in the ordinary course of business and consistent with its past practice;

           (h) waive any of its Material rights or claims comprising a part of the Purchased Assets, provided, that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in SCHEDULE
4.17 unless specifically listed in the Supplemental Information;

           (i) commit a Material breach of or amend or terminate any Seller Commitment Material to the Business or any of its Governmental Approvals applicable to the Business; or

           (j) enter into any other transaction affecting the Purchased Assets, the Assumed Liabilities or the Business (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

SECTION 6.05         NO SHOP.

           Seller and UIC agree that, from the date hereof and until the first to occur of the Closing Date or the termination of this Agreement in accordance with ARTICLE XII, neither Seller nor UIC, nor any of their respective officers and directors shall, and Seller and UIC will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to UIC) with respect to a purchase of all or any significant portion of the assets of the Business, other than responses made in the ordinary course of business to inquiries by suppliers or customers regarding such a purchase (any such proposal or offer being an "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information with respect to such a sale of the assets of the Business, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Seller and UIC will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this SECTION 6.05 of the obligations undertaken in this SECTION 6.05; and (ii) notify RW immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with Seller or UIC.

SECTION 6.06         NOTIFICATION OF CERTAIN MATTERS.

           UIC and Seller shall give prompt notice to RW of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of Seller or UIC contained herein to be untrue or incorrect in any Material respect at or prior to the Closing Date and (b) any Material failure of UIC or Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder, provided, that with respect to the occurrence in the ordinary course of business consistent with past practice of Seller or any Seller Subsidiary, as the case may be, of any condition or state of facts which would cause any information set forth in SCHEDULES 4.14, 4.15, 4.17 AND 4.18 to be incorrect, no such notice shall be required until RW shall give notice to Seller and UIC as of the Closing Date. RW shall give prompt notice to Seller of
(a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of RW or Buyer contained herein to be untrue or incorrect in any Material respect at or prior to the Closing Date and (b) any Material failure of RW or Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this SECTION
6.06 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to SECTION 6.07, (b) modify the conditions set forth in
ARTICLE VII or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

SECTION 6.07         SUPPLEMENTAL INFORMATION.

           Each of Seller and UIC, on the one hand, and RW and Buyer, on the other, agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation (except to the extent otherwise provided in SECTION 6.06) until the Closing Date to provide the other promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to Seller or UIC, to make each of those representations and warranties true and correct as of the Closing Date. For purposes only of determining whether the conditions to the obligations of each party hereto have been satisfied, and not for any purpose under ARTICLE IX, the Schedules as of the Closing Date shall be deemed to be the Schedules as of the date hereof, as amended or supplemented by the Supplemental Information provided to RW, on the one hand, and Seller and UIC, on the other, prior to the Closing Date pursuant to this SECTION 6.07; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Business, Purchased Assets or Assumed Liabilities or (b) are having or will have a Material Adverse Effect on the Business, Purchased Assets or Assumed Liabilities, as the case may be, the other party will be entitled to terminate this Agreement.

SECTION 6.08         WMATA BREDA REHABILITATION PROGRAM.

           Seller has provided to Buyer an opportunity to review, comment on and approve the Washington Metropolitan Area Transit Authority ("WMATA") bids before they were submitted for consideration. Unless Buyer notifies Seller otherwise prior to the date of award (the "Award Date") of the contract with WMATA (the "WMATA Contract"), the WMATA Contract, if awarded, will become an Assumed Contract. Seller hereby agrees that upon receiving notice of the Award Date, it shall give Buyer prompt written notice of such Award Date, and that a Representative of Buyer shall be entitled to attend all meetings (in person or by telephone or teleconference) with WMATA in connection with such award. Further, Seller hereby agrees that from and after the date hereof, it shall make no change in any such bids without Buyer's prior written consent thereto.

SECTION 6.09         ACCESS TO EMPLOYEES.

           In addition to the access to the Business described in SECTION 6.02(b), from the date hereof to the Closing Date, Seller and UIC shall afford to Buyer and RW reasonable access to employees of Seller and UIC, as applicable, who provide services to or for the benefit of the Business, for the purpose of acquiring information with respect to the Business and to engage in discussions with respect to potential employment of such persons by Buyer in connection with the Business. Buyer may offer employment to any such employees as it determines in its sole discretion.

SECTION 6.10         EMPLOYEES.

           (a) No fewer than twenty (20) days prior to the Closing Date, Seller shall provide to Buyer SCHEDULE 6.10, which shall be a complete list of all employees of Seller or UIC assigned to the Business (other than John Merry) and other employees of Seller or its Affiliates who devote more than 50% of their business time to the Business, and each such employee's compensation, position, title and date of employment. Seller and UIC hereby agree that they will not promise, directly or indirectly, continued employment after the Closing to any employee listed on SCHEDULE 6.10 (other than those designated as "SEPTA employees" on such Schedule and to whom Buyer shall not offer employment) until Buyer has identified the Employees (as defined below) as provided below. No fewer than fifteen (15) days prior to the Closing, Buyer shall identify (by clearly marking and delivering to Seller) those employees on SCHEDULE 6.10 to whom Buyer shall offer employment in the Business (the "Employees"), which number of Employees shall not be less than 175 full-time employees. After Buyer makes such identification of Employees, Seller and UIC hereby agree that prior to the Closing they shall not promise, directly or indirectly, continued employment after the Closing to any Employee. Immediately prior to the Closing, Seller shall terminate the Transferred Employees and shall pay all sums due to such employees due by reason of such termination, except accrued vacation. Buyer will, at its option, with respect to vacation accrued by Transferred Employees (as defined below) for one year prior to the Closing Date, either (i) assume the accrued vacation obligations of Seller, or (ii) reimburse Seller for the payment thereof. Seller shall be responsible for all obligations to Transferred Employees with respect to accrued vacation other than as specified in the previous sentence. Buyer shall offer employment to each Employee at the rate of compensation listed opposite each such Employee's name on SCHEDULE 6.10 and with employee benefits substantially comparable in the aggregate to that provided to such Employee by Seller prior to the Closing. All Employees who accept Buyer's offer of employment are referred to in this SECTION 6.10 as "Transferred Employees."

           (b) Buyer shall credit each Transferred Employee for his or her length of service with Seller or its Affiliates for all purposes under each employee benefit and fringe-benefit plan to be provided by Buyer to such

Transferred Employee (other than for accrual of benefits under a defined benefit pension plan), to the same extent such service was recognized under a similar plan of the Seller. Buyer agrees that Transferred Employees and their eligible dependents will receive credit for their periods of coverage under Seller's health or disability plans towards satisfying any preexisting condition clause in such health or disability plans, provided that any such Transferred Employee or dependent is enrolled in Seller's plans immediately prior to the Closing Date. Buyer also agrees that Transferred Employees and their eligible dependents shall receive credit under such healthcare plans for any deductibles and out-of-pocket maximums paid by such Employee and enrolled dependents for the current plan year under a healthcare plan maintained by Seller.

           (c) Buyer shall provide Transferred Employees whose employment with Buyer is terminated (other than voluntarily or for cause) in the twelve (12) month period immediately following the Closing Date with severance pay and benefits no less favorable than those provided under Seller's severance policy as set forth in SCHEDULE 6.10(C).

           (d) Seller hereby agrees that to the extent required by COBRA, it will make available health insurance from and after the Closing Date to Employees who are not Transferred Employees.

SECTION 6.11         PRELIMINARY CLOSING SCHEDULE.

           On the Closing Date, Seller shall deliver to Buyer a preliminary schedule (the "Preliminary Closing Schedule", which schedule shall contain, based on information known as of the Closing Date, a list, as of the Closing Date, of (a) all accounts receivable, notes receivable and any other receivables of the Business, (b) changes to the Purchased Assets since the Interim Balance Sheet Date, other than receivables described in clause (a), (c) all accounts payable and accrued Liabilities, (d) changes to the Assumed Liabilities since the Interim Balance Sheet Date, other than Liabilities described in clause (c) and (e) Net Working Capital Used. Seller shall also, on the Closing Date, provide Buyer with evidence of changes in such information since the Interim Balance Sheet Date, to the extent possible.

SECTION 6.12         EQUIPMENT LEASE.

           On or prior to the Closing Date, Buyer shall determine whether it desires to lease the equipment in Building 111 from Seller after the Closing, and Seller and Buyer shall negotiate the rate and other terms and conditions of an equipment lease with respect to such equipment.

SECTION 6.13         CERTAIN AGREEMENTS WITH RELATED PARTIES.

           Seller has entered into certain Related Party Agreements in connection with making bids. Such agreements contemplate that the Related Person may become a subcontractor of Seller if a contract is awarded to the Seller ("Teaming Agreements"). At or prior to the Closing, Buyer shall designate those Teaming Agreements it wants terminated. Seller and UIC shall terminate, or cause to be terminated, the Teaming Agreements so designated and which relate to bids for which contracts have not been awarded by the Closing Date.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING


SECTION 7.01         CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

           The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing Date is subject to the satisfaction (or waiver) of each of the following conditions on or before the Closing Date:

           (a) No Litigation shall be pending on the Closing Date to restrain, prohibit or otherwise interfere with, or to obtain Material Damages or other relief from RW or Buyer, or UIC or Seller, in connection with, the consummation of the transaction herein contemplated;

           (b) All Governmental Approvals (including under the HSR Act) required to be obtained by any of UIC, Seller, RW or Buyer in connection with the consummation of the transactions contemplated herein on in the other Transaction Documents shall have been obtained; and

           (c) There shall be no Governmental Requirement in effect that prohibits, restricts, enjoins or could reasonably be expected to prohibit, restrict or enjoin the transactions contemplated hereunder.

SECTION 7.02         CONDITIONS TO THE OBLIGATIONS OF SELLER AND UIC.

           The obligations of Seller and UIC with respect to actions to be taken by them at or before the Closing Date are subject to the satisfaction, or the written waiver by Seller on behalf of itself and UIC pursuant to SECTION 11.05 on or before the Closing Date of, in addition to the conditions specified in
SECTION 7.01, as applicable, all the following conditions:

           (a) All the representations and warranties of RW and Buyer in ARTICLE V (as supplemented as provided herein) shall be true and correct in all Material respects as of the Closing Date as though made at that time;

           (b) RW shall have delivered to Seller:

                  (i) a duly executed RW officer's certificate in the form attached hereto as EXHIBIT C;

                  (ii) opinions dated the Closing Date and addressed to Seller from counsel for RW and Buyer substantially in the form attached hereto as EXHIBIT D;

                  (iii) the Lease Agreement for Building 111 (substantially in the form attached hereto as EXHIBIT I) and the assignment of lease or comparable sublease for 300 Clubhouse, together with an assignment and assumption of the sublease pursuant to which a portion thereof has been subleased to CAF (in customary form to be agreed to prior to the Closing and containing environmental provisions contained in the Lease Agreement for Building 111), each duly executed; and

                  (iv) the Assignment and Assumption Agreement duly executed and delivered by Buyer in the form of EXHIBIT A.

           (c) Seller shall have obtained all of the third-party consents necessary for the consummation of the transactions contemplated hereunder, including, without limitation, those consents listed on SCHEDULE 3.03, SCHEDULE
4.20 and all consents (and waivers of rights of first refusal) necessary for the sale of the Capital Stock of ETI and CAF. In the event that any customer of the Business has not consented prior to the Closing Date to the assignment of such customer's contract with Seller, Seller and Buyer agree to enter into a subcontracting arrangement with respect to services to be provided by the Business for such customer, until the earlier of the receipt of such consent or the completion of the performance of the obligations under such contract. If Seller has not obtained, by the Closing, any third-party consents (including with respect to the transfer of the Capital Stock of ETI owned by Seller) necessary for the consummation of the transactions contemplated hereunder, then Seller and Buyer hereby agree to negotiate in good faith to reach a commercially reasonable accommodation (consistent with the terms of this Agreement and the obligations to which such consents would relate) in order to close the transactions contemplated hereby without such consents, while placing the parties in position substantially identical to the position they would have been in had such consent been granted. If the Skoda consent has not been obtained by the Closing Date, the Closing shall occur, except that (i) the Capital Stock of ETI shall not be transferred to Buyer, (ii) Buyer shall not assume those Assumed Contracts relating to ETI set forth on SCHEDULE 7.02(C) ("ETI Assumed Contracts") and (iii) Buyer shall not be obligated to replace the surety and bonding obligations and guarantees relating to ETI set forth on SCHEDULE 7.02(C). At the Closing, RW, Buyer and Seller shall enter into an agreement for the sale by Seller of the Capital Stock of ETI owned by it to Buyer in consideration for the assumption by Buyer of the ETI Assumed Contracts and replacement of the surety and bonding obligations and guarantees referred to above, each effective as of the Closing Date. At the closing of such sale of the Capital Stock of ETI, Buyer shall reimburse Seller for any payments it may have made since the Closing Date pursuant to such ETI Assumed Contracts and surety and bonding obligations and guarantees. Such agreement shall be unconditional, except for Skoda's right of first refusal under the ETI Stockholders Agreement as defined in SCHEDULE 7.02(C).

           (d) RW shall have caused to be issued to the parties identified on
SCHEDULE 2.03(C) surety bonds to replace the surety and bonding obligations of UIC and/or Seller listed on such Schedule and to cause UIC and Seller to be released from any guaranty thereon; provided, however, that in the event Seller waives satisfaction of this SECTION 7.01(d) as a condition to Closing, RW and Buyer shall indemnify UIC and Seller for any Liability arising out of any of the surety and bonding obligations identified on SCHEDULE 2.03(C) in accordance with
ARTICLE IX, and such indemnification obligations shall be secured by, either, at Buyer's option, standby surety bonds or by letters of credit, and upon any such waiver, such Liabilities shall become Assumed Liabilities.

           (e) Buyer shall use commercially reasonable efforts to obtain a release of the guarantee by Seller of the Industrial Lease Agreement between Lakefront Limited Partnership II and ETI dated April 17, 1998 with respect to the building known as Lakefront II at 116-120 Lakefront Drive, Cockeysville, MD (including by offering a replacement guarantee by Buyer) or, if despite such efforts such release cannot be obtained, Buyer shall indemnify Seller for any Liability arising out of any such guarantee obligations of Seller.

SECTION 7.03         CONDITIONS TO THE OBLIGATIONS OF RW AND BUYER.

           The obligations of RW and Buyer with respect to actions to be taken by them at or before the Closing Date are subject to the satisfaction or the written waiver by RW on behalf of itself and Buyer pursuant to SECTION 11.05 on or before the Closing Date of, in addition to the conditions specified in
SECTION 7.01 as applicable, all the following conditions:

           (a) All the representations and warranties of UIC and Seller in
ARTICLE III and ARTICLE IV (as supplemented as provided herein) shall be true and correct in all Material respects as of the Closing as though made at that time, except where the failure to be true and correct (i) does not cause, if quantifiable, a Material Adverse Effect or, (ii) if not quantifiable, is not material to the business, operations, property or assets, liabilities, financial condition or results of operations of the Business;

           (b) UIC and Seller shall have delivered to RW:

                  (i) a Seller officer's certificate in the form of EXHIBIT J hereto;

                  (ii) opinions dated the Closing Date and addressed to RW from counsel and internal counsel for Seller substantially in the form of EXHIBIT K-1 and EXHIBIT K-2 hereto;

                  (iii) the Lease Agreement for Building 111 (substantially in the form attached hereto as EXHIBIT I), and the assignment of lease or comparable sublease for 300 Clubhouse, together with an assignment and assumption of the sublease pursuant to which a portion thereof has been subleased to CAF, each duly executed and substantially in the forms referred to in SECTION 7.02(b)(iii);

                  (iv) for each of Seller and Seller Subsidiaries, a certificate, dated as of a recent date, duly issued by the appropriate Governmental Authorities in its Organization State, showing it to be in good standing and authorized to do business in its Organization State;

                  (v) the third party consents or evidence thereof satisfactory to RW relating to (A) all Assumed Contracts for which consent (or waiver of rights of first refusal) or approval is required thereunder for the assignment thereof to Buyer and (B) the transfer of the Purchased Assets;

                  (vi) the bill of sale duly executed and delivered by Seller in the form attached hereto as EXHIBIT B;

                  (vii) the Assignment and Assumption Agreement duly executed and delivered by Seller in the form attached hereto as EXHIBIT A;

                  (viii) duly executed UCC-3 financing statements terminating, or amending to release the Purchased Assets from such financing statement, as appropriate, UCC-1 financing statements filed wherever and whenever and covering Purchased Assets; and

                  (ix) such other specific instruments of sale, conveyance, assignment, transfer, and delivery as are reasonable requested by Buyer required to vest good and marketable title to the Purchased Assets in Buyer and to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VIII
                         COVENANTS FOLLOWING THE CLOSING

SECTION 8.01         BOOKS AND RECORDS, TAX FILINGS

           (a) At any time and from time to time from and after the Closing Date, Buyer shall permit Seller to have access, during normal business hours and without undue disruption of Buyer's Business, to those books and records transferred to Buyer as part of the Purchased Assets, for purposes of preparing the Seller Final Closing Schedule or any Returns, or any other legitimate purpose of Seller. Such books and records may be made available at any location where Buyer maintains same, and all costs and expenses relating to such access and inspection shall be the responsibility of Seller. In the event that, at any time and from time to time after the Closing Date, Buyer shall determine to destroy or dispose of any such books and records, Buyer shall give notice thereof to Seller not less than thirty days prior to such disposition, and Seller shall have the right, at their own cost and expense, to take possession of such books and records prior to their disposition.

           (b) Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

SECTION 8.02         FINAL CLOSING SCHEDULE.

           (a) As soon as is practicable, but in any event no later than fifteen
(15) calendar days after the Closing Date, Seller shall deliver to Buyer a schedule (the "Seller Final Closing Schedule"), which schedule shall update the Preliminary Closing Schedule and contain a list, as of the Closing Date, of (a) all accounts receivable, notes receivable and any other receivables of the Business, (b) changes to the Purchased Assets since the Interim Balance Sheet Date, other than receivables described in clause (a), (c) all accounts payable and accrued Liabilities, (d) changes to the Assumed Liabilities since the Interim Balance Sheet Date, other than Liabilities described in clause (c) and
(e) Net Working Capital Used. Seller shall also, within such 15-day period, provide Buyer with evidence of changes in such information since the Interim Balance Sheet Date, to the extent possible.

           (b) If RW intends to dispute any part of the Seller Final Closing Schedule or any of the supporting material, it shall provide the Seller written notice within thirty (30) days after receipt of the Seller Final Closing Schedule of its intent to do so, and to have the independent certified public accounting firm then regularly retained to report upon RW's financial statements (the "CPA") conduct an audit of the Seller Final Closing Schedule and the supporting materials. The CPA shall issue a report containing its findings and determinations, including a revised Final Closing Schedule (the "Buyer Final Closing Schedule"). Such audit shall be at the sole expense of RW.

           (c) If the Buyer Final Closing Schedule differs from Seller Final Closing Schedule, then the parties will meet as soon as practical to resolve any difference. If the difference is not resolved within thirty (30) days of the issuance of the report by the CPA, then Seller may submit the dispute to binding resolution before and by PriceWaterhouseCoopers, or if such firm cannot hear such dispute because of a conflict, before and by a certified public accountant who is employed by or a partner of a nationally recognized accounting firm (the "Appointed Accountant"), which is not the CPA or the independent certified public accountants then retained by Seller or UIC to review their financial statements. The Appointed Accountant shall choose either the Seller Final Closing Schedule or the Buyer Final Closing Schedule, and no variation or compromise thereof, as the definitive Final Closing Schedule to be used for all purposes of this Agreement. The parties shall pay the costs of the Appointed Accountant equally, unless the Appointed Accountant, in his/her reasonable discretion, determines that said costs should be allocated differently.

           (d) The Final Closing Schedule, as determined by the last of the foregoing determination procedures shall be the definitive Final Closing Schedule and such definitive Final Closing Schedule shall be used for all purposes set forth in this Agreement.

SECTION 8.03         NAME CHANGE.

           Immediately following the Closing, but in no event later than thirty days, Seller shall cease using "Transportations Systems Group" or "TSG" or any variant or abbreviation thereof, reasonably objectionable to Buyer and neither Seller or UIC will utilize any such name or any variant or abbreviation thereof reasonably objectionable to Buyer without Buyer's written consent. As soon as practicable following the Closing Date, RW shall cause the legal name of AAI Transportation Systems, Inc. to be changed to eliminate the reference to "AAI" (if such name change is not effectuated by Seller prior to Closing) and shall use its best efforts to cause the legal name of CAF to be changed to eliminate the reference to "AAI." It is understood that neither RW nor Buyer shall have any rights whatsoever to the designation "AAI."

SECTION 8.04         COLLECTION OF ACCOUNTS RECEIVABLE.

           Following the Closing, should any account debtor of an account receivable included within the Purchased Assets make payment of such account receivable to Seller or UIC, or should Seller or UIC come into possession of payment of any such account receivable, Seller shall hold the same in trust for the benefit of Buyer and shall turn the same promptly over to Buyer, in the form received.

SECTION 8.05         SUBROGATION OF BUYER.

           In the event that Buyer shall become liable for or suffer any damage with respect to any matter which was covered by insurance maintained by Seller on or prior to the Closing, Buyer shall be and hereby is subrogated to any rights of Seller under such insurance coverage, and, in addition, Seller agrees to promptly remit to Buyer any insurance proceeds which it may receive on account of any such liability or damage.

SECTION 8.06         FURTHER ASSURANCES.

           (a) From time to time from and after the Closing Date, the parties will take any and all such action and execute and deliver to one another any and all further agreements, instruments, certificates and other documents, as may reasonably be requested by any other party in order more fully to consummate the transactions contemplated hereby, and to effect an orderly transition of ownership and operations of the Business.

           (b) From time to time during a twelve-month period from and after the Closing Date, for and in consideration of the benefits to be derived by Seller and UIC from the Purchase Price, at reasonable times and upon reasonable notice, UIC and Seller shall, at Buyer's reasonable expense, meet with, consult with and assist Buyer and its Representatives in matters pertaining to the transition of control of the Business and generally provide information and advice, and answer questions, about the Business, its customers, suppliers and employees.

SECTION 8.07         TRANSITIONAL SERVICES.

           From and after the Closing Date, and subject to the terms and conditions set forth in EXHIBIT E, Seller shall continue to provide the systems and services historically utilized in connection with the Business, in accordance with and as identified in EXHIBIT E, for the use and benefit of Buyer, until such time as specified in EXHIBIT E. RW shall pay Seller for such services in accordance with EXHIBIT E hereof.

                                   ARTICLE IX
                                INDEMNIFICATION

SECTION 9.01         SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

           All the provisions of this Agreement will survive the Closing indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to
SECTION 6.07, provided, that the representations and warranties set forth in ARTICLES III, IV and V (including SECTION 4.13(b), (c) and (d)) and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on March 30, 2002, except as follows: the representations and warranties of UIC or Seller, as the case may be, which relate expressly or by necessary implication to (i) Taxes or ERISA will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling), (ii) a breach of the representations and warranties contained in SECTION 4.11 will survive until the third anniversary of the date of this Agreement and (iii) a breach of the representations and warranties contained in SECTION 4.13(a) will survive only until the Closing Date. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this ARTICLE IX on the basis of that representation and warranty by any Person who would have been entitled pursuant to this ARTICLE IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided, that, in the case of each representation and warranty that will terminate and expire as provided in this SECTION 9.01, no claim presented in writing for indemnification pursuant to this ARTICLE IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

SECTION 9.02         INDEMNIFICATION OF RW INDEMNIFIED PARTIES.

           (a) Subject to the applicable provisions of SECTION 9.01 and SECTION 9.06, UIC and Seller covenant and agree that they, jointly and severally, will indemnify each RW Indemnified Party against, and hold each RW Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on, arise out of or are attributable to (i) any breach of the representations and warranties of UIC or Seller set forth herein or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of UIC or Seller under this Agreement (other than ARTICLE X) including without limitation, Seller's obligations to pay and discharge the Excluded Liabilities; (iii) any act, omission or condition occurring or existing prior to the Closing Date giving rise to any Liability under any Environmental Laws in connection with the operation of the Business or at any of the Real Property, or the assertion against any RW Indemnified Party of any Damage Claim arising out of any act or omission by Seller, UIC or any of their Affiliates, or condition, occurring or existing as a result of the acts or omissions by Seller, UIC or any of their Affiliates prior to the Closing Date under any Environmental Laws with respect to any other real property or the conduct of any other business; (iv) any Liability arising out of, under or relating to the SEPTA Contract; (v) any Liability arising under WARN resulting from the consummation of the transactions contemplated hereby, or (vi) any claim by a creditor or other party to an Excluded Liability seeking payment or performance thereof by Buyer or RW (each such Damage Claim and each Damage Claim described in SECTION 9.02(b) being an "RW Indemnified Loss");

           (b) Once the occurrence of a breach of any representations or warranties has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

SECTION 9.03         INDEMNIFICATION OF SELLER INDEMNIFIED PARTIES.

           (a) Each of RW and Buyer, jointly and severally, covenants and agrees that it will indemnify Seller Indemnified Parties against, and hold Seller Indemnified Parties harmless from and in respect of, all Damage Claims that arise from, are based on or are attributable to (i) any breach by RW or Buyer of their representations and warranties set forth herein or in their certificates delivered to Seller in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of RW or Buyer under this Agreement; or (iii) the failure to perform the Assumed Contracts or to pay or discharge any Assumed Liability, including, without limitation, surety obligations as provided in
SECTION 7.01(d) (each such Damage Claim being a "Seller Indemnified Loss").

           (b) Once the occurrence of a breach of any representations or warranties has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

SECTION 9.04         CONDITIONS OF INDEMNIFICATION.

           (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this SECTION 9.04.

           (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in SECTION 9.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this ARTICLE IX with respect to that Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

           (c) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this SECTION 9.04(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that (i) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party, (ii) involves a guilty plea to any crime or (iii) involves a criminal fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer, or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 9.04(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided, that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

           (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this ARTICLE IX,
(B) elects not to defend the Indemnified Party pursuant to SECTION 9.04(c) or
(C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to SECTION 9.04(c) or (ii) elects to defend the Indemnified Party pursuant to SECTION 9.04 (c) but fails to do so, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled provided that the Indemnified Party shall not agree to any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnified Party shall have full control of such defense and proceedings, subject to the immediately foregoing sentence. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this
ARTICLE IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION 9.04 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may


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
participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 9.04(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

           (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party disputes such claim, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

           (f) Payments of all amounts owing by an Indemnifying Party pursuant to this ARTICLE IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
SECTION 9.04(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. In the event that any payments are not made in a timely manner pursuant to this ARTICLE IX, RW or Buyer, or UIC or Seller, as the case may be, shall have the right to withhold any amounts otherwise due to Seller or UIC, or RW and Buyer, as the case may be, in order to satisfy such payment obligation.

SECTION 9.05         REMEDIES NOT EXCLUSIVE.

           The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity, except as to items for which indemnification is provided hereunder.

SECTION 9.06         LIMITATIONS ON INDEMNIFICATION.

           (a) Notwithstanding the provisions of SECTION 9.02(a), neither Seller nor UIC shall be required to indemnify or hold harmless any of the RW Indemnified Parties on account of any RW Indemnified Loss unless the liability of Seller and UIC in respect of that RW Indemnified Loss, when aggregated with the liability of the Seller and UIC in respect of all RW Indemnified Losses, exceeds the Threshold Amount, but with respect to the indemnity under SECTION 9.02(a)(i), only to a maximum amount of $2,000,000 (the "Indemnification Cap"). Once the Threshold Amount has been exceeded, Damages shall be calculated only to the extent in excess of the Threshold Amount.

           (b) Notwithstanding the provisions of SECTION 9.02(a), UIC and Seller shall be required to indemnify and hold harmless all of the RW Indemnified Parties on account of any RW Indemnified Loss, without regard to the Threshold Amount or the Indemnification Cap, that arises out of or relates to (i) Taxes of Seller or any Seller Subsidiary for any period prior to the Closing Date, (ii) any breach of the representations or warranties contained in SECTION 4.11, or
(iii) the indemnification obligations contained in SECTION 9.02(a)(iv), SECTION 9.02(a)(v) or SECTION 9.02(a)(vi).


                                   ARTICLE X
                          LIMITATIONS ON COMPETITION


SECTION 10.01        DEFINITIONS.

           For the purposes of this ARTICLE X the following definitions shall apply:

           (a) "Competitive Activities" means the business of overhauling and upgrading of mass-transit passenger vehicles; manufacture of passenger rail vehicle truck assemblies; construction of new car shells and final assembly of new rail transit vehicles; and engineering, development, integration and final assembly of new electric trolleybuses (other than those items set forth on SCHEDULE 10.01).

           (b) "Competitor" means any business, individual, partnership, joint venture, association, firm, corporation or other Entity, other than RW or its Affiliates, engaged, wholly or partly, in Competitive Activities.

           (c) "Competitive Position" means, except as otherwise set forth in
SCHEDULE 10.01, (i) having any financial interest in a Competitor, including but not limited to, the direct or indirect ownership or control of all or any portion of a Competitor, or acting as a partner, principal, agent or trustee of any Competitor or (ii) engaging in any employment or independent contractor arrangement, business or other activity with any Competitor whereby UIC will render services to or for the benefit of a Competitor.

           (d) "Customer" means an actual customer of the Business as of the Closing Date.

           (e) "Non-compete Period" means the period beginning on the Closing Date and ending on the third anniversary of the Closing Date.

           (f) "Non-Public Information" means any confidential, proprietary business information or data belonging to or pertaining to the Business that does not constitute a Trade Secret (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Business' customers or actively sought prospective customers, acquisition targets, suppliers, manufacturers and distributors.

           (g) "Territory" means North America.


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
           (h) "Trade Secrets" means information or data of or about the Business, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning the Business' finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that are not generally known to, and/or are not readily ascertainable by proper means by, other persons.

SECTION 10.02        TRADE NAME AND NON-PUBLIC INFORMATION.

           UIC and Seller, jointly and severally, each hereby agrees that with regard to each item constituting all or any portion of the Trade Secrets and Non-Public Information, at all times during which such item continues to constitute a Trade Secret or Non-Public Information, respectively:

                  (i) UIC and Seller shall not, directly or by assisting others, own, manage, operate, join, control or participate in ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Business or name similar thereto, without the prior written consent of RW;

                  (ii) UIC and Seller shall hold in confidence all Trade Secrets and all Non-Public Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Non-Public Information, without the prior written consent of RW except to (a) Representatives of the other parties to this Agreement or (b) its own Representatives; provided, that these Representatives (other than counsel) agree to the confidentiality provisions of this
                  SECTION 10.02; and provided, further, that Trade Secrets and Non-Public Information shall not include (i) such information which becomes known to the public generally through no fault of UIC or Seller; (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the disclosing party shall, if possible, give prior written notice thereof to the party who owns the Trade Secrets or Non-Public Information and provide such party with the opportunity to contest such disclosure;
                  (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or (iv) information UIC or Seller determines it needs to disclose pursuant to the Securities Act or the Exchange Act. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages; and

                  (iii) UIC and Seller shall immediately notify RW of any unauthorized disclosure or use of any Trade Secrets or Non-Public Information of which UIC or Seller becomes aware. UIC and Seller shall assist RW at RW's reasonable expense, to the extent necessary, in the procurement or any protection of RW's rights to or in any of the Trade Secrets or Non-Public Information.


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
SECTION 10.03        NON-COMPETITION.

           (a) Each of UIC and Seller acknowledges that to protect adequately the interest of Seller in the Business it is essential that any non-compete covenant with respect thereto cover all Competitive Activities and the entire Territory.

           (b) Each of UIC and Seller hereby agrees that, during the Non-compete Period, UIC and Seller will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position.

           Nothing contained in this SECTION 10.03 shall prohibit UIC and Seller from acquiring not more than five percent (5%) of any Competitor whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

SECTION 10.04        NON-SOLICITATION.

           UIC and Seller each hereby agrees that UIC and Seller will not, during the Non-compete Period, either directly or indirectly, alone or in conjunction with any other party:

           (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products presently offered by the Business and competitive with those offered by Buyer or any Affiliate of Buyer during the Non-compete Period, or

           (b) solicit or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier of Buyer or any Affiliate of Buyer in existence on the Closing Date (as set forth in SCHEDULE 10.04(B), to be delivered by Buyer to Seller no later than the Closing Date) to violate the terms of any agreement or understanding, or terminate, alter or lessen that party's affiliation with Buyer or any Affiliate of Buyer.

SECTION 10.05        DAMAGES.

           Because of the difficulty of measuring economic losses to RW as a result of any breach by UIC and Seller of its respective covenants in SECTION
10.01 through SECTION 10.04, and because of the immediate and irreparable Damage that could be caused to RW for which it would have no other adequate remedy, UIC and Seller each agrees that RW may enforce the provisions of SECTION 10.01 through SECTION 10.04 by injunctions and restraining orders against UIC and Seller if UIC or Seller breaches any of those provisions.

SECTION 10.06        REASONABLE RESTRAINT.

           The parties hereto each agree that SECTION 10.01 through SECTION
10.05 impose a reasonable restraint on UIC and Seller in light of the activities and business of RW on the date hereof and the current business plans of RW and Buyer.


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
SECTION 10.07        SEVERABILITY; REFORMATION.

           The covenants in this ARTICLE X are severable and separate, and the unenforceability of any specific covenant in this ARTICLE X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this ARTICLE X. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in SECTION 10.01 through
SECTION 10.04 are unreasonable, the parties hereto, including Seller or UIC, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent.

SECTION 10.08        INDEPENDENT COVENANT.

           All the covenants in this ARTICLE X are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by Seller, and Seller Subsidiary or UIC against RW, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by RW of any covenant in this ARTICLE X. The covenants contained in this ARTICLE X shall not be affected by any breach of any other provision hereof by any party hereto.

SECTION 10.09        MATERIALITY.

           Seller and UIC, jointly and severally, hereby agree that this ARTICLE X is a material and substantial part of the transactions contemplated hereby.


                                   ARTICLE XI
                              GENERAL PROVISIONS

SECTION 11.01        TREATMENT OF CONFIDENTIAL INFORMATION.

           (a) Each of RW and Buyer on the one hand, and Seller and UIC on the other hand, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of Seller and Seller Subsidiaries (in the case of RW and Buyer), or RW and its Subsidiaries (in the case of Seller and
UIC). Each of RW and Buyer on the one hand, and Seller and UIC on the other hand, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of RW or Seller, as applicable, will not disclose such Confidential Information to any Person except to (a) Representatives of the other parties to this Agreement or (b) its own Representatives, provided, that these Representatives (other than counsel) agree to the confidentiality provisions of this SECTION 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of RW or Buyer, or UIC or Seller, as applicable; (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the disclosing party shall, if possible, give prior written notice thereof to the party who owns the

Confidential Information and provide such party with the opportunity to contest such disclosure; (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or (iv) information RW or UIC determines it needs to disclose pursuant to the Securities Act or the Exchange Act. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

           (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in SECTION 11.01(a), and because of the immediate and irreparable Damage that would be caused to and for which there is no other adequate remedy, each of the parties to Agreement the provisions of SECTION 11.01(a) may be enforced by injunctions and restraining orders against each of them who breaches any of those provisions.

           (c) The obligations of RW set forth in SECTION 6.02(c) are incorporated in this SECTION 11.01 by this reference.

           (d) The obligations of the parties under this SECTION 11.01 shall survive the termination of this Agreement.

SECTION 11.02        BROKERS AND AGENTS.

           (a) Seller and UIC jointly and severally represent and warrant to RW that such Person has not directly or indirectly employed or become obligated to pay any broker, finder or similar agent in connection with the transactions contemplated hereby except First Equity Development, Inc. and agree, without regard to the Threshold Amount limitations set forth in ARTICLE IX, to indemnify RW and Buyer against all Damage Claims arising out of claims for any and all fees and commissions of First Equity Development, Inc. and any other brokers, finders or similar agents employed, or promised payment, by Seller or UIC.

           (b) Buyer and RW jointly and severally represent and warrant to UIC that such Person has not directly or indirectly employed or become obligated to pay any broker, finder or similar agent (other than Bengur Bryan & Co., Inc.) in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in ARTICLE IX, to indemnify UIC and Seller against all Damage Claims arising out of claims for any and all fees and commissions of any brokers, finders or similar agents employed, or promised payment, by Buyer and RW.

SECTION 11.03        ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

           This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of RW and UIC. Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as otherwise provided expressly herein or therein.


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
SECTION 11.04        ENTIRE AGREEMENT; AMENDMENT; WAIVERS.

           This Agreement and the documents delivered pursuant hereto and the Confidentiality Letter constitute the entire agreement and understanding among UIC, Seller, Buyer and RW and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by each of UIC, Seller, Buyer and RW. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

SECTION 11.05        COUNTERPARTS.

           This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

SECTION 11.06        EXPENSES.

           Seller and/or UIC each agrees that it will pay all fees, costs and expenses incurred by them in connection with the transactions contemplated herein and in the other Transaction Documents, including, without limitation, the fees and expenses of attorneys, accountants and other persons, and no portion thereof shall be assumed or paid by RW or Buyer. RW agrees that it will pay all fees, costs and expenses incurred by it or Buyer in connection with the transactions contemplated herein and in the other Transaction Documents, including, without limitation, the fees and expenses of its attorneys, accountants, and other persons, and no portion thereof shall be paid by UIC or Seller.

SECTION 11.07        NOTICES.

           All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received

           (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or

           (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (i) if to RW or Buyer, addressed to it at:

                               RailWorks Corporation
                               6225 Smith Avenue, Suite 200
                               Baltimore, MD  21209-3613
                               Attn:  John G. Larkin
                               Chief Executive Officer
                               Facsimile: (410) 580-6099

                               with copies (which shall not constitute notice for purposes of this Agreement) to:

                               Dorsey & Whitney LLP
                               250 Park Avenue
                               New York, New York 10177
                               Attn: Wesley C. Fredericks, Jr.
                               Facsimile: (212) 953-7201


                  (ii) if to UIC or Seller, addressed to them at:

                               United Industrial Corporation
                               P.O. Box 126 (York Road & Industry Lane)
                               Hunt Valley, MD  21030-0126
                               Attn: James H. Perry
                               Facsimile: (410) 683-6498

                               with copies (which shall not constitute notice for purposes of this Agreement) to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY  10153
                               Attn: Ted S. Waksman
                               Facsimile: (212) 310-8007

SECTION 11.08          GOVERNING LAW.

           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES THERETO WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

SECTION 11.09          EXERCISE OF RIGHTS AND REMEDIES.

           Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

SECTION 11.10        REFORMATION AND SEVERABILITY.

           If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

SECTION 11.11        REMEDIES CUMULATIVE.

           No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.


                                  ARTICLE XII
                            TERMINATION PROVISIONS.

SECTION 12.01        TERMINATION OF AGREEMENT.

           (a) This Agreement may be terminated prior to the Closing as follows:

                  (i) at the election of Seller or Buyer, by giving written notice of such termination to the other party, if any one or more of the conditions to the obligation of Seller or Buyer, as the case may be, to close the transactions contemplated hereby have not been fulfilled as of November 15, 2000; provided, that the right to terminate this Agreement under this SECTION 12.01, (a)(i) shall not be available to any party whose failure to meet a condition has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                  (ii) at the election of Seller or Buyer, if any legal proceeding is commenced or threatened by any governmental agency or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Seller or Buyer, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; or

                  (iii) at any time on or prior to the Closing Date, by mutual written consent of Seller and Buyer.

           (b) If this Agreement terminates in accordance with SECTION 12.01, it shall become null and void and have no further force or effect, except as otherwise provided herein; provided that no party hereto shall be released from liability for any breach of this Agreement by it.



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                                       58

           IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.


                                    AAI CORPORATION

                                    By: /s/ James H. Perry
                                        --------------------------------------
                                        Name: James H. Perry
                                        Title: Vice President




                                    UNITED INDUSTRIAL CORPORATION

                                    By: /s/ James H. Perry
                                        --------------------------------------
                                        Name: James H. Perry
                                        Title: Vice President




                                    RAILWORKS TRANSIT VEHICLE GROUP, INC.

                                    By: /s/ John G. Larkin
                                        --------------------------------------
                                        Name: John G. Larkin
                                        Title: President



                                    RAILWORKS CORPORATION

                                    By: /s/ John G. Larkin
                                        --------------------------------------
                                        Name: John G. Larkin
                                        Title: CEO